                                                                    EXHIBIT 10.4

                                                            EXECUTION COPY
                                                            --------------



                                  $16,000,000


                                CREDIT AGREEMENT

                         Dated as of November 23, 1994

                                     Among

                              WIGS BY PAULA, INC.,

                                  as Borrower
                                  -- --------

                                      and

                             THE BANKS NAMED HEREIN

                                   as  Banks
                                   --  -----

                                      and

                   BANQUE NATIONALE DE PARIS, NEW YORK BRANCH

                                    as Agent
                                    -- -----

                       T A B L E   O F   C O N T E N T S

SECTION                                                                          PAGE
                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     1.01.  Certain Defined Terms...............................................   2
     1.02.  Computation of Time Periods.........................................  26
     1.03.  Accounting Terms....................................................  26

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES
                           AND THE LETTERS OF CREDIT

     2.01.  The Advances                                                          26
     2.02.  Making the Advances.................................................  27
     2.03.  Issuance of and Drawings and Reimbursement Under Letters of Credit..  29
     2.04.  Repayment of Advances...............................................  30
     2.05.  Reduction of the Commitments........................................  32
     2.06.  Prepayments.........................................................  33
     2.07.  Interest............................................................  36
     2.08.  Fees................................................................  36
     2.09.  Conversion of Advances..............................................  37
     2.10.  Increased Costs, Etc................................................  38
     2.11.  Payments and Computations...........................................  40
     2.12.  Taxes...............................................................  41
     2.13.  Sharing of Payments, Etc............................................  43
     2.14.  Use of Proceeds.....................................................  44
     2.15.  Defaulting Lenders..................................................  44

                                  ARTICLE III

                             CONDITIONS OF LENDING

     3.01.  Conditions Precedent to Initial Borrowing or Initial Issuance.......  47
     3.02.  Conditions Precedent to Each Borrowing and Issuance.................  53
     3.03.  Determinations Under Section 3.01...................................  54

SECTION                                                              PAGE

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     4.01.  Representations and Warranties of the Borrower.............. 54

                                   ARTICLE V

                           COVENANTS OF THE BORROWER

     5.01.  Affirmative Covenants......................................  61
     5.02.  Negative Covenants.........................................  64
     5.03.  Reporting Requirements.....................................  70
     5.04.  Financial Covenants........................................  74

                                   ARTICLE VI

                               EVENTS OF DEFAULT

     6.01.  Events of Default..........................................  77
     6.02.  Actions in Respect of the Letters of Credit upon Default...  80

                                  ARTICLE VII

                                   THE AGENT

     7.01.  Authorization and Action...................................  81
     7.02.  Agent's Reliance, Etc......................................  81
     7.03.  BNP and Affiliates.........................................  82
     7.04.  Lender Credit Decision.....................................  82
     7.05.  Indemnification............................................  82
     7.06.  Successor Agents...........................................  84

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.01.  Amendments, Etc............................................  85
     8.02.  Notices, Etc...............................................  85
     8.03.  No Waiver; Remedies........................................  86
     8.04.  Costs and Expenses.........................................  86
     8.05.  Right of Setoff............................................  87


                                      iii
SECTION                                                        PAGE

     8.06.  Binding Effect.....................................  88
     8.07.  Assignments and Participations.....................  88
     8.08.  Execution in Counterparts..........................  91
     8.09.  No Liability of the Issuing Bank...................  91
     8.10.  Confidentiality....................................  92
     8.11.  Jurisdiction, Etc..................................  92
     8.12.  Governing Law......................................  92
     8.13.  Waiver of Jury Trial...............................  92

Schedule I     --   Commitments and Applicable Lending Offices

Schedule II    --   Capital Stock

Schedule III   --   Subsidiaries

Schedule IV    --   Plans, Multiemployer Plans, Welfare Plans

Schedule V     --   Open Years

Schedule VI    --   Leases

Schedule VII   --   Material Contracts

Schedule VIII  --   Investments

Schedule IX    --   Intellectual Property

Schedule X     --   Plan of Reorganization

Schedule XI    --   Taxes

Exhibit A-1    --   Form of Term Note

Exhibit A-2    --   Form of Working Capital Note

Exhibit B      --   Form of Notice of Borrowing

Exhibit C      --   Form of Assignment and Acceptance

Exhibit D      --   Form of Borrowing Base Certificate

Exhibit E      --   Form of Security Agreement

Exhibit F      --   Form of Trademark and Copyright Security Agreement


Exhibit G      --   Form of Pledge Agreement

Exhibit H-H1   --   Form of Guaranty

Exhibit I      --   Form of Opinion of Borrower's Counsel

                                CREDIT AGREEMENT


          CREDIT AGREEMENT dated as of November 23, 1994 among WIGS BY PAULA, INC., a Massachusetts corporation ("Wigs", and also the "Borrower"), the bank
                                    ----                 --------
(the "Bank") listed on the signature pages hereof, and BANQUE NATIONALE DE
      ----
PARIS, NEW YORK BRANCH ("BNP"), as agent (together with any successor appointed
                         ---
pursuant to Article VII, the "Agent") for the Lenders (as hereinafter defined).
                              -----


PRELIMINARY STATEMENTS:

          (1) The Borrower, together with SC Corporation, a Delaware corporation ("SC Corporation") and Western Schools, Inc., a California corporation
  --------------
("Western") and certain other Affiliates, filed a voluntary petition under
  -------
chapter 11 of the Bankruptcy Code on December 28, 1992. Each of the Borrower, SC Corporation and Western is a proponent of the First Amended and Restated Joint Plan of Reorganization of SC Corporation, the Borrower and Western dated September 21, 1994 (as amended by the Bankruptcy Court having jurisdiction over the chapter 11 bankruptcy case of the Borrower, SC Corporation and Western on October 26, 1994, the "Plan of Reorganization") and the related First Amended
                       ----------------------
and Restated Disclosure Statement with respect thereto (the "Disclosure
                                                             ----------
Statement").  The Plan of Reorganization and the Disclosure Statement provide
- ---------
for, among other things, certain distributions to creditors of SC Corporation, the Borrower and Western, the discharge of certain claims against SC Corporation, the Borrower and Western, and the entering into of certain agreements in respect of financing for SC Corporation, the Borrower and Western (together with all other transactions contemplated by the Plan of Reorganization and the Disclosure Statement, the "Reorganization").
                                   --------------

          (2) In connection with the Reorganization, the Borrower will be capitalized with a minimum of $6,650,000 in the aggregate of Subordinated Debt, Preferred Stock and common equity.

          (3) Pursuant to the Plan of Reorganization and the Disclosure Statement, the Borrower, SC Corporation and Western have requested that, upon the effectiveness of the Plan of Reorganization and the consummation of the Reorganization, the Lenders lend to the Borrower up to $16,000,000 to finance certain distributions under the Plan of Reorganization, to pay certain transaction costs incurred in connection with the Reorganization and to provide for the working capital requirements of the Borrower and Western. In connection therewith, SC Corporation and Western will enter into certain security agreements securing, and certain guaranties of, obligations under this Agreement, as more fully described herein.

          (4) The Borrower has advised the Bank and the Agent that, following the date hereof, the Borrower may be merged with and into SC Corporation, with SC

Corporation thereby succeeding to all of the obligations of the Borrower hereunder (the "Merger"). In such event, following the Merger such merged
                ------
corporation shall be the Borrower hereunder. In connection with the Merger, the Equity Investors may form one or two holding companies ("Newco(s)") to hold some
                                                         --------
or all of the securities of SC Corporation, subject to the pledges contemplated by this Agreement. If such holding companies are formed, Newco(s) shall enter into guaranties of, and security agreements securing, obligations under this Agreement comparable to those being entered into on the date hereof by SC Corporation.

          (5) The Lenders have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the
                         ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Actual Basis" means the following method which shall be used to
           ------------
     adjust any calculation of EBITDA for each Rolling Period consisting of less than twelve full months following the date hereof:

               The results during such Rolling Period shall be calculated as the actual results during the twelve month period ending on the last day of such Rolling Period.

          "Advance" means a Term Advance, a Working Capital Advance or a Letter
           -------
     of Credit Advance.

          "Affiliate" means, as to any Person, any other Person that, directly
           ---------
     or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise; provided that any
                                                          --------
     Person other than any Loan Party as to which the Equity Investors possess, directly or indirectly, the power to vote less than 20% of the Voting Stock of such Person and do not otherwise possess the power to direct or cause the direction of the Management and policies of such Person, shall be deemed not to be controlled by the Equity Investors.

          "Agent" has the meaning specified in the recital of parties to this
           -----
     Agreement.

          "Agent's Account" means the account of the Agent maintained by the
           ---------------
     Agent at the Federal Reserve Bank of New York, 33 Liberty Street, New York, New York 10048, Account No. 19225300157, or such other account maintained by the Agent and designated by the Agent in a written notice to the Lenders, the Issuing Bank and the Borrower.

          "Annualized Basis" means the following method which shall be used to
           ----------------
     adjust any calculation of any item for each Rolling Period consisting of less than twelve full months following the date hereof:

          (i) the Rolling Period shall be determined beginning with the first full month following the closing; and

          (ii) the results during such Rolling Period shall be multiplied by a fraction, the numerator of which shall be 12 and the denominator of which shall be the actual number of months included in such Rolling Period under clause (i) above.

          "Applicable Lending Office" means, with respect to each Lender and the
           -------------------------
     Issuing Bank, such Lender's or the Issuing Bank's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "Applicable Margin" means 2.00% per annum for Base Rate Advances and
           -----------------
     3.50% per annum for Eurodollar Rate Advances.

          "Appropriate Lender" means, at any time, with respect to (a) any of
           ------------------
     the Letter of Credit, Term or Working Capital Facilities, a Lender or the Issuing Bank that has a Commitment with respect to such Facility at such time.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
     into by a Lender and/or the Issuing Bank and an Eligible Assignee, and accepted by the Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

          "Available Amount" of any Letter of Credit means, at any time, the
           ----------------
     maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

          "Bank" has the meaning specified in the recital of parties to this
           ----
     Agreement.

          "Base Rate" means a fluctuating interest rate per annum in effect from
           ---------
     time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced publicly by BNP in New York City, from time to time as its prime rate (and such term shall not be construed to be its best or most favorable rate); and

               (b) 1/2 of 1% per annum above the Federal Funds Rate.

          "Base Rate Advance" means an Advance that bears interest as provided
           -----------------
     in Section 2.07(a)(i).

          "Blocked Accounts" has the meaning specified in the Security
           ----------------
     Agreement.

          "BNP" has the meaning specified in the recital of parties to this
           ---
     Agreement.

          "Borrower" has the meaning specified in the recital of parties to this
           --------
     Agreement; provided that, if the Merger shall occur, the Borrower shall
                --------
     mean SC Corporation.

          "Borrower's Account" means the account of the Borrower maintained by
           ------------------
     the Borrower with BNP at its office at 499 Park Avenue, New York, New York 10022, Account No. 20178600152.

          "Borrowing" means a Term Borrowing or a Working Capital Borrowing.
           ---------

          "Borrowing Base Certificate" means a certificate in substantially the
           --------------------------
     form of Exhibit D hereto, duly certified by the chief financial officer of the applicable Borrower.

          "Borrowing Base Deficiency" means, at any time, the failure of (a) the
           -------------------------
     Loan Value of the Eligible Inventory at such time to equal or exceed (b) the sum of (i) the aggregate principal amount of the Working Capital Advances and the Letter of Credit Advances outstanding at such time plus
                                                                         ----
     (ii) the aggregate of the respective Corresponding Percentages of each Available Amount under each Letter of Credit outstanding at such time.

     "Business Day" means a day of the year on which banks are not required or
      ------------
     authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Capital Expenditures" means, for any period, the sum of (a) all
           --------------------
     expenditures (other than the payments made pursuant to a Capitalized Lease or other lease arrangement) during such period to acquire equipment, fixed assets, real property or improvements, or to acquire replacements or substitutions therefor or additions thereto, that have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including obligations under Capitalized Leases) assumed or incurred during such period in connection with any such expenditures.

          "Capitalized Leases" means all leases that have been or should be, in
           ------------------
     accordance with GAAP, recorded as capitalized leases.

          "Cash Equivalents" means any of the following, to the extent owned by
           ----------------
     the Borrower free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 90 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit of, or time or demand deposits with, (i) any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (ii) Fleet Bank or
     (iii) any other institution acceptable to the Agent or (c) commercial paper in an aggregate amount of no more than $100,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Corporation.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
     and Liability Act of 1980, as amended.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation
           -------
     and Liability Information System maintained by the U.S. Environmental Protection Agency.

          "Clean-down Period" means a period of 30 consecutive days commencing
           -----------------
     no earlier than August 1 and ending no later than October 31 of each fiscal year of the Borrower through the Termination Date.

          "Collateral" means all "Collateral" referred to in the Collateral
           ----------
     Documents and all other property that is or is intended to be subject to any Lien in favor of the Agent for its benefit and the benefit of the Lenders and the Issuing Bank.

          "Collateral Documents" means the Security Agreement, the Pledge
           --------------------
     Agreement, the Trademark and Copyright Security Agreement and any other agreement that creates or purports to create a Lien in favor of the Agent for its benefit and the benefit of the Lenders and the Issuing Bank.

          "Collateral Grantor" means each of the Borrower and the Guarantors.
           ------------------

          "Commitment" means a Term Commitment, a Working Capital Commitment or
           ----------
     a Letter of Credit Commitment.

          "Commitment Letter" means the commitment letter dated October 20, 1994
           -----------------
     from the Agent to Dickstein Partners Inc. and Viking Holdings Limited.

          "Confidential Information" means information that the Borrower
           ------------------------
     furnishes to the Agent, any Lender or the Issuing Bank in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public.

          "Consolidated" refers to the consolidation of accounts in accordance
           ------------
     with GAAP.

          "Conversion", "Convert" and "Converted" each refer to a conversion of
           ----------    -------       ---------
     Advances of one Type into Advances of the other Type pursuant to Section
     2.09 or 2.10.

          "Current Assets" of any Person means all assets of such Person that
           --------------
     would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

          "Current Liabilities" of any Person means (a) all Debt of such Person
           -------------------
     that by its terms is payable on demand or matures within one year after the date of its creation (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date) and (b) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

          "Debt" of any Person means, without duplication, (a) all indebtedness
           ----
     of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business (i) not over due by more than 60 days or (ii) over due by more than 60 days (x) so long as they are being contested in good faith by appropriate proceedings and (y) to the extent the amounts so contested are less than $100,000 in the aggregate,
     (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss,
     (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

          "Default" means any Event of Default or any event that would
           -------
     constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     "Defaulted Advance" means, with respect to any Lender at any time, the
      -----------------
     portion of any Advance required to be made by such Lender to the Borrower pursuant to Section 2.01 or Section 2.02 at or prior to such time which has not been made by such Lender or by the Agent for the account of such Lender pursuant to Section 2.02(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

          "Defaulted Amount" means, with respect to any Lender at any time, any
           ----------------
     amount required to be paid by such Lender to the Agent, any other Lender or the Issuing Bank hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (b) the Agent pursuant to
     Section 2.02(d) to reimburse the Agent for the amount of any Advance made by the Agent for the account of such Lender, (c) any other Lender pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender or the Issuing Bank and (d) the Agent or the Issuing Bank pursuant to Section 7.05 to reimburse the Agent or the Issuing Bank for such Lender's ratable share of any amount required to be paid by the Lenders to the Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to
     Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

          "Defaulting Lender" means, at any time, any Lender that, at such time,
           -----------------
     (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take or be the subject of any action or proceeding of a type described in Section 6.01(f).

          "Disclosure Statement" has the meaning specified in the Preliminary
           --------------------
     Statements.

          "Domestic Lending Office" means, with respect to any Lender or the
           -----------------------
     Issuing Bank, the office of such Lender or the Issuing Bank specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender and/or the Issuing Bank, as the case may be, or such other office of such Lender or Issuing Bank as such Lender or Issuing Bank may from time to time specify to the Borrower and the Agent.

          "EBITDA" means, for any Person for any period, (a) net income (or net
           ------
     loss) plus (b) the sum of (i) Interest Expense, (ii) interest expense in
           ----
     respect of Subordinated Notes and Redeemable Preferred Stock, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense and (vi) extraordinary or unusual losses deducted in calculating net income less
                                                                        ----
     extraordinary or unusual gains added in calculating net income, in each case adjusted for noncash charges relating to employee options and determined in accordance with GAAP for such Person for such period.

          "Eligible Assignee" means (a) with respect to any Facility (other than
           -----------------
     the Letter of Credit Facility), (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus in excess of $250,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus in excess of $250,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having a combined capital and surplus in excess of $250,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (v);
     (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $250,000,000 or with respect to a fund with total assets under its management in excess of $250,000,000; and (vii) any other Person approved by the Agent and the Borrower, such approval not to be unreasonably withheld or delayed, and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause
     (iii) or (v) of clause (a) of this definition and who (1) becomes the Issuing Bank hereunder and (2) is approved by the Agent and the Borrower, such approval not to be unreasonably withheld or delayed; provided,
                                                               --------
     however, that (x) neither the Borrower, any Loan Party nor any Affiliate of
     -------
     the Borrower or any Loan Party shall qualify as an Eligible Assignee under this definition and (y) at no time may there be more than one Issuing Bank hereunder.

          "Eligible Inventory" means any Inventory owned by the Borrower free
           ------------------
     and clear of all Liens (other than Liens in favor of the Agent, the Lenders, the Issuing Bank and the Hedge Banks securing the Secured Obligations) other than the following:

               (a) Inventory consisting of "perishable agricultural commodities" within the meaning of the Perishable Agricultural Commodities Act of 1930,
          as amended, and the regulations thereunder, or on which a Lien has arisen or may arise in favor of agricultural producers under comparable state or local laws;

               (b) Inventory located on leaseholds as to which the lessor has not entered into a consent and agreement providing the Agent with the right to receive notice of default, the right to repossess such Inventory at any time and such other rights as may be reasonably requested by the Agent;

               (c) Inventory in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority Lien in favor of the Agent, the Lenders and the Issuing Bank securing the Secured Obligations;

               (d) Inventory with respect to which the representations and warranties set forth in Section 8 of the Security Agreement that are applicable to Inventory are not true and correct;

               (e) Inventory consisting of promotional and marketing materials and supplies, packaging materials and supplies and/or shipping materials and supplies;

               (f) Inventory that fails to meet all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such Inventory, its use or its sale;

               (g) Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third party from whom the Borrower or such Subsidiary has received notice of a dispute in respect of any such agreement;

               (h) Inventory that is not in the possession of or under the sole control of the Borrower or such Subsidiary;

               (i) Inventory located outside the United States;

               (j) Inventory consisting of work in progress; and

               (k) Inventory that is obsolete, unusable or otherwise unavailable for sale in the ordinary course of business of the Borrower or such Subsidiary.

     The value of such Eligible Inventory shall be its book value determined in accordance with GAAP unless the Agent determines, in its reasonable discretion (taking into consideration, among other factors, its cost and its liquidation value), that such Eligible Inventory shall be valued at a lower value.

          "Employment Agreements" has the meaning specified in Section
           ---------------------
     3.01(l)(xiii).

          "Environmental Action" means any administrative, regulatory or
           --------------------
     judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any federal, state, local or foreign
           -----------------
     statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree, or judicial or agency interpretation, policy or guidance relating to the environment, health, safety or Hazardous Materials.

          "Environmental Permit" means any permit, approval, identification
           --------------------
     number, license or other authorization required under any Environmental
     Law.

          "Equity Investors" means Dickstein & Co., L.P., Dickstein
           ----------------
     International, Limited, Viking Holdings Limited and any other Person that is an investment entity and is directly or indirectly controlled or managed by (i) Dickstein Partners Inc. or (ii) any other Person controlled by or under common control with Dickstein Partners Inc.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" of any Person means any other Person that for
           ---------------
     purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of
     Section 414 of the Internal Revenue Code.

          "ERISA Event" with respect to any Person means (a) the occurrence of a
           -----------
     reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC;
     (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under
     Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D
           ------------------------
     of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the
           -------------------------
     office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Eurodollar Rate" means, for any Interest Period for all Eurodollar
           ---------------
     Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum at which deposits in U.S. dollars are offered by the principal office of BNP in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to BNP's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for
                              -----
     such Interest Period.

          "Eurodollar Rate Advance" means an Advance that bears interest as
           -----------------------
     provided in Section 2.07(a)(ii).

          "Eurodollar Rate Reserve Percentage" for any Interest Period for all
           ----------------------------------
     Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.
           -----------------

          "Excess Cash Flow" means, for any period, the sum of (a) Consolidated
           ----------------
     net income (or net loss) of the Borrower and its Subsidiaries for such period plus (b) an amount equal to the aggregate amount of all noncash
            ----
     charges deducted in arriving at such Consolidated net income (or net loss) for such period plus (c) an amount (whether positive or negative) equal to
                     ----
     the change in Consolidated Current Liabilities of the Borrower and its Subsidiaries during such period less (d) any gain from the sale, lease,
                                     ----
     transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (other than sales of Inventory in the ordinary course of business) the Net Cash Proceeds of which are used to repay Funded Debt less
                                                                            ----
     (e) an amount equal to the aggregate amount of all noncash credits and other noncash items of income included in arriving at such Consolidated net income (or net loss) for such period less (f) an amount (whether positive
                                          ----
     or negative) equal to the change in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period less (g) an amount equal to the amount of all Capital Expenditures
            ----
     of the Borrower and its Subsidiaries paid in cash during such period to the extent permitted by this Agreement less (h) an amount equal to the
                                        ----
     aggregate amount of (i) all regularly scheduled principal payments of Funded Debt made during such period, (ii) all mandatory and optional prepayments during such period of Funded Debt that was incurred to finance Capital Expenditures and (iii) any optional prepayments of any Term Advances made during such period in accordance with Section 2.06(a).

          "Facility" means the Term Facility, the Working Capital Facility or
           --------
     the Letter of Credit Facility.

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
     rate per annum equal for each day during such period (i) to the rate published by the Telerate service on page five of its daily report as the "New York Offered Rate" as of 10:00 A.M. (New York City time) for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) or (ii) if the Telerate service shall cease to publish or otherwise shall not publish such rates for any day that is a Business Day, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

          "Fixed Charge Coverage Ratio" means, with respect to any Person for
           ---------------------------
     any period, the ratio of (a) Consolidated EBITDA for such Person and its Subsidiaries for such period on an Actual Basis less Capital Expenditures
                                                     ----
     of such Person and its Subsidiaries during such period on an Annualized Basis (for purposes of this calculation limited to $400,000 in the first fiscal year following the date hereof) less income taxes of such Person
                                             ----
     and its Subsidiaries that have been paid in cash during such period on an Annualized Basis to (b) the sum of (i) Interest Expense of such Person and its Subsidiaries for such period on an Annualized Basis and (ii) regularly scheduled cash principal payments of Funded Debt of such Person and its Subsidiaries made during such period on an Annualized Basis.

          "Funded Debt" of any Person means Debt in respect of the Advances, in
           -----------
     the case of the Borrower, and all other Debt of such Person that by its terms finally matures more than one year after the date of creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date.

          "GAAP" has the meaning specified in Section 1.03.
           ----

          "Guarantors" means SC Corporation, Royal and Western; provided that,
           ----------                                           --------
     if the Merger shall occur, Guarantors means Newco(s), Royal and Western.

          "Guaranty" has the meaning specified in Section 3.01(l)(xi); provided
           --------                                                    --------
     that, if the Merger shall occur, Guaranty shall in addition mean all guaranties entered into pursuant to Section 5.02(d) in connection with the Merger.

          "Hazardous Materials" means (a) petroleum or petroleum products,
           -------------------
     radioactive materials, asbestos-containing materials and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as being "hazardous" or "toxic" or words of similar import under any Environmental Law.

          "Hedge Agreements" means interest rate swap, cap or collar agreements,
           ----------------
     interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

          "Hedge Banks" has the meaning specified in the Security Agreement.
           -----------

          "Indemnified Party" has the meaning specified in Section 8.04(b).
           -----------------

          "Insufficiency" means, with respect to any Plan, the amount, if any,
           -------------
     of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "Interest Coverage Ratio" means, with respect to any Person for any
           -----------------------
     period, the ratio of (a) Consolidated EBITDA of such Person and its Subsidiaries for such period on an Actual Basis to (b) Interest Expense of such Person and its Subsidiaries for such period on an Annualized Basis.

          "Interest Expense" means, with respect to any Person for any period,
           ----------------
     interest expense (including the interest component on obligations under Capitalized Leases but excluding interest expense, if any, in respect of Subordinated Notes and Redeemable Preferred Stock), whether paid or accrued, on all Debt of such Person and its Subsidiaries for such period, including, without limitation, (a) interest expense in respect of Debt resulting from Advances, (b) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, any Letters of Credit) and (c) any net payment payable in connection with Hedge Agreements less any net credits received in
                                      ----
     connection with Hedge Agreements.

          "Interest Period" means, for each Eurodollar Rate Advance comprising
           ---------------
     part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
                                                --------  -------

               (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

               (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

               (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause
                        --------  -------
          the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

               (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Inventory" has the meaning specified in the Security Agreement.
           ---------

          "Investment" in any Person means any loan or advance to such Person,
           ----------
     any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of
                                                            ----
     such Person.

          "Issuing Bank" means BNP, as issuer of a Letter of Credit or any
           ------------
     Eligible Assignee that shall become the Issuing Bank hereunder pursuant to
     Section 8.07.

          "L/C Cash Collateral Account" has the meaning specified in the
           ---------------------------
     Security Agreement.

          "L/C Related Documents" has the meaning specified in Section
           ---------------------
     2.04(c)(ii)(A).

          "Lenders" means the Banks and each Eligible Assignee of a Lender that
           -------
     shall become a party hereto pursuant to Section 8.07.

          "Letters of Credit" has the meaning specified in Section 2.01(c).
           -----------------

          "Letter of Credit Advance" means an advance made by the Issuing Bank
           ------------------------
     or any Lender pursuant to Section 2.03(c).

          "Letter of Credit Agreement" has the meaning specified in Section
           --------------------------
     2.03(a).

          "Letter of Credit Commitment" means, with respect to the Issuing Bank
           ---------------------------
     at any time, the amount set forth opposite the Issuing Bank's name on
     Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into an Assignment and Acceptance in favor of another Issuing Bank, set forth for such other Issuing Bank in the Register maintained by the Agent pursuant to Section 8.07(e) as such other Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Letter of Credit Facility" means the amount of the Letter of Credit
           -------------------------
     Commitment of the Issuing Bank.

          "Leverage Ratio" means, with respect to any Person at any date of
           --------------
     determination, the ratio of (a) Funded Debt (excluding Subordinated Debt and Redeemable Preferred Stock) of such Person and its Subsidiaries at such date to (b) Consolidated EBITDA of such Person and its Subsidiaries during the most recently completed Rolling Period, on an Actual Basis.

          "Lien" means any lien, security interest or other charge or
           ----
     encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means this Agreement, the Notes, each Guaranty, the
           --------------
     Collateral Documents, each Letter of Credit Agreement, the letter dated the date hereof from the Borrower to the Agent relating to certain post-closing undertakings of the Borrower and each other agreement evidencing the payment of obligations secured by the Collateral Documents.

          "Loan Parties" means the Borrower, each Guarantor and each Collateral
           ------------
     Grantor.

          "Loan Value" means with respect to all Eligible Inventory, 50% of the
           ----------
     value of any item of Eligible Inventory; provided, however, that the Agent
                                              --------  -------
     may, in its reasonable discretion following an audit field examination and based on its analysis of potential factors arising after the date hereof that may dilute the value of Eligible Inventory, revise from time to time the percentage of the value of any individual item of Eligible Inventory that shall be used in determining Loan Value.

          "Margin Stock" has the meaning specified in Regulation U.
           ------------

          "Material Adverse Change" means any material adverse change in the
           -----------------------
     business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
     business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries, (b) the rights and remedies of the Agent, any Lender or the Issuing Bank under any Loan Document or Related Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document or Related Document to which it is or is to be a party.

          "Material Contract" means, with respect to any Person, each contract
           -----------------
     (other than any employee benefit plan or the Employment Agreements) to which such Person is a party the absence of which would be material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

          "Merger" has the meaning specified in the Preliminary Statements.
           ------

          "Multiemployer Plan" of any Person means a multiemployer plan, as
           ------------------
     defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" of any Person means a single employer plan,
           ----------------------
     as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Net Cash Proceeds" means, with respect to any sale, lease, transfer
           -----------------
     or other disposition of any asset or the incurrence or issuance of any Debt or capital stock, any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock by any Person, the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction after deducting therefrom only (a) reasonable and customary registration fees, brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof.

          "Net Worth" means, at any date of determination, an amount equal to
           ---------
     $3,050,000 plus cumulative net income (or net loss) of the Borrower and its
                ----
     Subsidiaries on a Consolidated basis, excluding (a) extraordinary or unusual losses or gains deducted or added, as the case may be, in calculating net income, in each case adjusted for any tax impact and (b) noncash charges relating to employee options, following the date hereof.

          "Newco(s)" has the meaning specified in the Preliminary Statements.
           --------

          "Nonratable Assignment" means an assignment by a Lender pursuant to
           ---------------------
     Section 8.07(a) of a portion of its rights and obligations under this Agreement, other than an assignment of a uniform, and not a varying, percentage of all of the rights and obligations of such Lender under and in respect of all of the Facilities.

          "Note" means a Term Note or a Working Capital Note.
           ----

          "Notice of Borrowing" has the meaning specified in Section 2.02(a).
           -------------------

          "Notice of Issuance" has the meaning specified in Section 2.03(a).
           ------------------

          "NPL" means National Priorities List under the Comprehensive
           ---
     Environmental Response, Compensation and Liability Act of 1980, as amended.

          "Obligation" means, with respect to any Person, any payment,
           ----------
     performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

          "OECD" means the Organization for Economic Cooperation and
           ----
     Development.

          "Open Year" has the meaning specified in Section 4.01(x).
           ---------

          "Other Taxes" has the meaning specified in Section 2.12(b).
           -----------

          "Payroll Accounts" has the meaning specified in the Security
           ----------------
     Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation.
           ----

          "Permitted Liens" means such of the following as to which no
           ---------------
     enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that
     (i) are not overdue for a period of more than 30 days and (ii) either individually or when aggregated with all other Permitted Liens outstanding on any date of determination, do not materially affect the use or value of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws, social security laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

          "Person" means an individual, partnership, corporation (including a
           ------
     business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.
           ----

          "Plan of Reorganization" has the meaning specified in the Preliminary
           ----------------------
     Statements.

          "Pledge Agreement" has the meaning specified in Section 3.01(l)(x);
           ----------------
     provided that, if the Merger shall occur, Pledge Agreement shall mean in
     --------
     addition all pledge agreements entered into pursuant to Section 5.02(d) in connection with the Merger.

          "Preferred Stock" means, with respect to any corporation, capital
           ---------------
     stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

          "Pro Rata Share" of any amount means, with respect to any Working
           --------------
     Capital Lender at any time, the product of such amount times a fraction the
                                                            -----
     numerator of which is the amount of such Lender's Working Capital Commitment at such time and the denominator of which is the Working Capital Facility at such time.

          "Receivables" has the meaning specified in the Security Agreement.
           -----------

          "Redeemable" means, with respect to any capital stock or other
           ----------
     ownership interest, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

          "Register" has the meaning specified in Section 8.07(e).
           --------

          "Regulation U" means Regulation U of the Board of Governors of the
           ------------
     Federal Reserve System, as in effect from time to time.

          "Related Documents" means the documents effecting the Reorganization,
           -----------------
     the Subordinated Debt Documents, any Tax Sharing Agreements and the Wigs Note.

          "Reorganization" has the meaning specified in the Preliminary
           --------------
     Statements.

          "Required Lenders" means at any time Lenders owed or holding at least
           ----------------
     60% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Working Capital Commitments at such time; provided, however, that if any Lender
                                       --------  -------
     shall be a Defaulting Lender at such time, (i) the aggregate principal amount of the Advances made by such Lender and outstanding at such time,
     (ii) such Lender's Pro Rata Share of the aggregate Available

     Amount of all Letters of Credit outstanding at such time and (iii) the aggregate unused Commitments of such Lender under all the Facilities at such time shall be excluded from the determination of Required Lenders at such time. For purposes of this definition, the Available Amount of each Letter of Credit shall be considered to be owed to the Working Capital Lenders and the Issuing Bank ratably in accordance with their respective Working Capital Commitments.

          "Rolling Period" means (a) with respect to any month ending prior to
           --------------
     December 1, 1995, the period commencing on December 1, 1994 and ending on the last day of such month and (b) with respect to any month ending thereafter, the consecutive 12-month period ending on the last day of such month.

          "Royal" means Royal Advertising & Marketing, Inc.
           -----

          "SC Corporation" has the meaning specified in the Preliminary
           --------------
     Statements.

          "Secured Obligations" has the meaning specified in the Security
           -------------------
     Agreement.

          "Security Agreement" has the meaning specified in Section
           ------------------
     3.01(l)(viii).

          "Single Employer Plan" of any Person means a single employer plan, as
           --------------------
     defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Solvent" and "Solvency" mean, with respect to any Person on a
           -------       --------
     particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Standby Letter of Credit" means any Letter of Credit issued under the
           ------------------------
     Letter of Credit Facility, other than a Trade Letter of Credit.

          "Subordinated Debt" means the Subordinated Notes and any other Debt of
           -----------------
     SC Corporation, or if the Merger occurs, of the Borrower, that is subordinated to the Obligations of SC Corporation or the Borrower, as the case may be, under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders.

          "Subordinated Debt Documents" means the Subordinated Notes and all
           ---------------------------
     other agreements, indentures and instruments pursuant to which Subordinated Debt is issued.

          "Subordinated Notes" means the subordinated notes issued by SC
           ------------------
     Corporation on terms satisfactory to the Lenders on the date hereof.

          "Subsidiary" of any Person means any corporation, partnership, joint
           ----------
     venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or
     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided that (a) Western shall be deemed a Consolidated
                   --------
     Subsidiary of the Borrower for all purposes and (b) After the Stork, Inc. and Brotman Acquisition Corp. and their respective Subsidiaries shall be deemed not to be Subsidiaries of the Borrower.

          "Tax Certificate" has the meaning specified in Section 5.03(n).
           ---------------

          "Tax Sharing Agreements" means any tax sharing agreements entered into
           ----------------------
     by the Borrower and any of its Affiliates after the date hereof in compliance with Section 5.02(l).

          "Taxes" has the meaning specified in Section 2.12(a).
           -----

          "Term Advance" has the meaning specified in Section 2.01(a).
           ------------

          "Term Borrowing" means a borrowing consisting of simultaneous Term
           --------------
     Advances of the same Type made by the Term Lenders.

         "Term Commitment" means, with respect to any Term Lender at any time,
          ---------------
     the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(e) as such Lender's "Term Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Term Facility" means, at any time, the aggregate amount of the Term
           -------------
     Lenders' Term Commitments at such time.

          "Term Lender" means any Lender that has a Term Commitment.
           -----------

          "Term Note" means a promissory note of the Borrower payable to the
           ---------
     order of any Term Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Advance made by such Lender.

          "Termination Date" means the earlier of May 22, 1999 and the date of
           ----------------
     termination in whole of the Total Commitments pursuant to Section 2.05 or 6.01.

          "Total Commitment" means, with respect to each Lender at any time, the
           ----------------
     aggregate of such Lender's Term Commitment and Working Capital Commitment at such time.

          "Trade Letter of Credit" means any Letter of Credit that is issued
           ----------------------
     under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory, the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected lien or security interest on such Inventory.

          "Trademark and Copyright Security Agreement" has the meaning specified
           ------------------------------------------
     in Section 3.01(l)(ix).

          "Type" refers to the distinction between Advances bearing interest at
           ----
     the Base Rate and Advances bearing interest at the Eurodollar Rate.

          "Unused Working Capital Commitment" means, with respect to any Working
           ---------------------------------
     Capital Lender at any time, (a) such Lender's Working Capital Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all
               -----
     Working Capital Advances and Letter of Credit Advances made by such Lender and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A)
                                   ----
     the aggregate Available

     Amount of all Letters of Credit outstanding at such time and (B) to the extent not included in clause (b)(i) of this definition, the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time.

          "Voting Stock" means capital stock issued by a corporation, or
           ------------
     equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Welfare Plan" means a welfare plan, as defined in Section 3(1) of
           ------------
     ERISA.

          "Western" has the meaning specified in the Preliminary Statements.
           -------

          "Wigs" has the meaning specified in the recital of parties to this
           ----
     Agreement.

          "Wigs Note" means a subordinated promissory note made by the Borrower
           ---------
     payable to Western evidencing Debt of the Borrower owed to Western from time to time.

          "Withdrawal Liability" has the meaning specified in Part I of Subtitle
           --------------------
     E of Title IV of ERISA.

          "Working Capital Advance" has the meaning specified in Section
           -----------------------
     2.01(b).

          "Working Capital Borrowing" means a borrowing consisting of
           -------------------------
     simultaneous Working Capital Advances of the same Type made by the Working Capital Lenders.

          "Working Capital Commitment" means, with respect to any Working
           --------------------------
     Capital Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Working Capital Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(e) as such Lender's "Working Capital Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Working Capital Facility" means, at any time, the aggregate amount of
           ------------------------
     the Working Capital Lenders' Working Capital Commitments at such time.

          "Working Capital Lender" means any Lender that has a Working Capital
           ----------------------
     Commitment.

     "Working Capital Note" means a promissory note of the Borrower payable to
      --------------------
     the order of any Working Capital Lender, in substantially the form of Exhibit A-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Working Capital Advances made by such Lender.

          SECTION 1.02.  Computation of Time Periods.  In this Agreement in the
                         ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03.  Accounting Terms.  All accounting terms not
                         ----------------
specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").
                                                             ----


                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES
                           AND THE LETTERS OF CREDIT

          SECTION 2.01.  The Advances.  (a)  The Term Advances.  Each Term
                         ------------        -----------------
Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term Advance") to the Borrower on the date hereof in
                          ------------
an amount not to exceed such Lender's Term Commitment on such Business Day. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

          (b) The Working Capital Advances.  Each Working Capital Lender
              ----------------------------
severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Working Capital Advance") to the Borrower from time to time on
                  -----------------------
any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Working Capital Commitment on such Business Day. Each Working Capital Borrowing shall be in an aggregate amount of $100,000 or an integral multiple of $50,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances made by the Issuing Bank) and shall consist of Working Capital Advances made by the Working Capital Lenders ratably according to their Working Capital Commitments. Within the limits of each Working Capital Lender's Unused Working Capital Commitment in effect from time to time, the Borrower may borrow under this
Section 2.01(b), prepay pursuant to Section 2.06(a) and reborrow under this
Section 2.01(b).

          (c) Letters of Credit.  The Issuing Bank agrees, on the terms and
              -----------------
conditions hereinafter set forth, to issue letters of credit (the "Letters of
                                                                   ----------
Credit") for the account of the Borrower from time to time on any Business Day
- ------
during the period from the date of the initial Borrowing until the Termination Date (i) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Issuing Bank's Letter of Credit Commitment, (ii) in an Available Amount for each such Letter of Credit not to exceed the Unused Working Capital Commitments of the Working Capital Lenders on such Business Day and
(iii) in an aggregate Available Amount for all Standby Letters of Credit not to exceed at any time $100,000. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually with the consent of the Issuing Bank and the Agent, and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof. The Borrower shall maintain on deposit in the L/C Cash Collateral Account an amount equal to 103% of the aggregate Available Amount of all Letters of Credit outstanding during the period within 60 days prior to the Termination Date. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(c), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(c).

          (d) Clean-down.  Notwithstanding the provisions of Sections 2.01(b)
              ----------
and 2.01(c), no Borrowings may be made under Section 2.01(b) during any Clean-down Period.

          SECTION 2.02.  Making the Advances.  (a)  Except as otherwise provided
                         -------------------
in Section 2.02, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "Notice of Borrowing")
                                                          -------------------
shall be by telex or telecopier, confirmed immediately in writing, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made,
(iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Agent shall promptly notify each Appropriate Lender of the applicable interest rate under
Section 2.07(a)(ii). Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in
                                                  --------  -------
the case of any Working Capital Borrowing, the Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by the Issuing Bank and by any other Working Capital Lender and outstanding on the date of such Working Capital Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank, as the case may be, and such other Working Capital Lenders for repayment of such Letter of Credit Advances.

          (b) Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to
Section 2.10 and (ii) the Advances may not be outstanding as part of more than 4 separate Borrowings.

          (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          (d) Unless the Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay or pay to the Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

          (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          SECTION 2.03.  Issuance of and Drawings and Reimbursement Under
                         ------------------------------------------------
Letters of Credit.  (a)  Request for Issuance.  Each Letter of Credit shall be
- -----------------        --------------------
issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Agent and each Working Capital Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be
                                                  ------------------
by telex or telecopier, confirmed immediately in writing, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit (a "Letter of Credit Agreement") as the Issuing
                                   --------------------------
Bank may specify to the Borrower for use in connection with such requested Letter of Credit. If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and (y) it has not received notice of objection to the form of such Letter of Credit from Lenders holding at least 60% of the Working Capital Commitments, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in
Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (b) Letter of Credit Reports.  The Issuing Bank shall furnish (A) to
              ------------------------
the Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Working Capital Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and
(C) to the Agent and each Working Capital Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

          (c) Drawing and Reimbursement.  The payment by the Issuing Bank of a
              -------------------------
draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank, with a copy of such demand to the Agent, each Working Capital Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Working Capital Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Agent for the account of the Issuing Bank, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M.
      --------
(New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Working Capital Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Letter of Credit Advance available to the Agent, such Working Capital Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

          (d) Failure to Make Letter of Credit Advances.  The failure of any
              -----------------------------------------
Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

          SECTION 2.04.  Repayment of Advances.  (a)  Term Advances.  The
                         ---------------------        -------------
Borrower shall repay to the Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Advances on the following dates in the amounts indicated:

           Date           Amount
    ------------------  ----------

    March 31, 1995      $  500,000
    June 30, 1995          500,000
    September 30, 1995     500,000
    December 31, 1995    1,000,000
    March 31, 1996         550,000
    June 30, 1996          550,000
    September 30, 1996     550,000
    December 31, 1996    1,100,000
    March 31, 1997         650,000
    June 30, 1997          650,000
    September 30, 1997     650,000
    December 31, 1997    1,300,000
    March 31, 1998         750,000
    June 30, 1998          750,000
    September 30, 1998     750,000
    December 31, 1998    1,500,000
    March 31, 1999         875,000
    May 22, 1999           875,000

          (b) Working Capital Advances.  The Borrower shall repay to the Agent
              ------------------------
for the ratable account of the Working Capital Lenders on the Termination Date the aggregate outstanding principal amount of the Working Capital Advances then outstanding.

          (c) Letter of Credit Advances.  (i)  The Borrower shall repay to the
              -------------------------
Agent for the account of the Issuing Bank and each other Working Capital Lender that has made a Letter of Credit Advance on demand the outstanding principal amount of each Letter of Credit Advance made by each of them.

          (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

          (A) any lack of validity or enforceability of this Agreement, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being, collectively, the "L/C Related Documents");
                               ---------------------

          (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

          (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

          (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor.

          SECTION 2.05.  Reduction of the Commitments.  (a)  Optional.  (i)  The
                         ----------------------------        --------
Borrower may, upon at least five Business Days' notice to the Agent, terminate in whole or reduce in part the unused portions of the Letter of Credit Commitments and the Unused Working Capital Commitments; provided, however, that
                                                        --------  -------
each partial reduction of a Facility (A) shall be in an aggregate amount of $100,000 or an integral multiple of $50,000 in excess thereof and (B) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

          (ii) Upon any such optional Commitment reduction, the Borrower shall pay to the Agent for the account of each Appropriate Lender (other than any Lender that is, at such time, a Defaulting Lender) a reduction premium equal to the percentage set forth below opposite the period in which such Commitment reduction occurs multiplied by the dollar amount by which such Lender's Commitment is so reduced, payable on the date of such reduction:

                Commitment Reduction Date    Premium
                ---------------------------  --------
                November 23, 1994 through       3.00%
                   November 22, 1995
                November 23, 1995 through       2.00%
                   November 22, 1996
                After November 22, 1996         1.00%

provided, however, that no such premium shall be payable (A) to the extent that
- --------  -------
such Commitment reduction is accomplished by obtaining new commitments under a new financing facility provided by BNP, as agent, or (B) if such reduction occurs in connection with the acquisition by any Loan Party of a related business, including, without limitation, any direct marketing business, and (x) BNP is given notice thereof and at least 10 Business Days to respond with an offer, subject to committee approval, of terms for such refinancing, (y) BNP either elects not to make such an offer after receipt of such notice or makes such an offer but does not obtain committee approval for such transaction within 20 Business Days of such notice and (z) such transaction is refinanced with a commercial bank or banks other than BNP on substantially the terms specified in such notice.

          (b) Mandatory.  The Working Capital Facility and the Letter of Credit
              ---------
Facility shall be automatically and permanently reduced on the date on which any prepayment is, or would have been if Term Advances had then been outstanding, required to be made pursuant to Section 2.06(b) by (i) the amount of any Excess Cash Flow in excess of the amounts required to pay the Term Advances pursuant to
Section 2.06(b)(i) and (ii) any Net Cash Proceeds in excess of the amounts required to prepay the Term Advances pursuant to Section 2.06(b)(ii).

          SECTION 2.06.  Prepayments.  (a)  Optional.  (i)  The Borrower may,
                         -----------        --------
upon at least three Business Days' notice, in the case of Eurodollar Rate Advances, or upon at least one Business Day's notice, in the case of Base Rate Advances, in each case to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid unless such prepayment is with respect to a Working Capital Advance or Letter of Credit Advance which is a Base Rate Advance;

provided, however, that (x) each partial prepayment shall be in an aggregate
- --------  -------
principal amount of $100,000 or an integral multiple of $50,000 in excess thereof, (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance the Borrower shall also pay any amounts owing pursuant to Section 8.04(c). Each such prepayment of any Term Advances shall be applied pro rata to the remaining installments thereof.

          (ii) Upon any such optional prepayment of any Term Advance, the Borrower shall pay to the Agent for the account of each Appropriate Lender (other than any Lender that is, at such time, a Defaulting Lender) a prepayment premium equal to the percentage set forth below opposite the period in which such prepayment occurs multiplied by the dollar amount of such prepayment, payable on the date of such prepayment:

                      Prepayment Date        Premium
                ---------------------------  --------
                November 23, 1994 through       3.00%
                   November 22, 1995
                November 23, 1995 through       2.00%
                   November 22, 1996
                After November 22, 1996         1.00%

provided, however, that no such premium shall be payable (A) to the extent such
- --------  -------
prepayment is accomplished with funds generated from operations of the Borrower and its subsidiaries in the ordinary course of business, (B) to the that extent such prepayment is accomplished by obtaining new commitments under a new financing facility provided by BNP, as agent, or (C) if such prepayment occurs in connection with the acquisition by the Loan Parties of a related business, including, without limitation, any direct marketing business, and (x) BNP is given notice thereof and at least 10 Business Days to respond with an offer, subject to committee approval, of terms for such refinancing, (y) BNP either elects not to make such an offer after receipt of such notice or makes such an offer but does not obtain committee approval for such transaction within 20 Business Days of such notice and (z) such transaction is refinanced with a commercial bank or banks other than BNP on substantially the terms specified in such notice.

          (b) Mandatory.  (i)  Commencing with the 1995 fiscal year, the
              ---------
Borrower shall, on the 30th day following the date of delivery of the annual financial statements of the Borrower and its Subsidiaries pursuant to Section 5.03(d), but in any event not more than 125 days after the end of each fiscal year, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to 75% of the amount of Excess

Cash Flow for such fiscal year.  Each such prepayment shall be applied first to
                                                                       -----
the Term Facility, pro rata to the remaining installments thereof and second to
                                                                      ------
the permanent reduction of the Working Capital Facility; provided that the
                                                         --------
Borrower shall not be required to make any prepayment with respect to the first $200,000 of Excess Cash Flow.

          (ii) The Borrower shall, within one Business Day following the date of receipt of the Net Cash Proceeds by any Loan Party or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any material assets of the Borrower or any of its Subsidiaries (other than sales of Inventory in the ordinary course of business), (B) the incurrence or issuance by the Borrower or any of its Subsidiaries of any Debt (except Debt permitted pursuant to Section 5.02(b)) and (C) the sale or issuance by any Loan Party or any of its Subsidiaries of any capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights or options to acquire capital stock or other ownership or profit interest, excluding any sales or issuances referred to in the foregoing clause (C) that are required to fund puts and calls under the terms of the Employment Agreements, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied first to the Term
                                                          -----
Facility, pro rata to the remaining installments thereof and second to the
                                                             ------
permanent reduction of the Working Capital Facility.

          (iii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Working Capital Advances comprising part of the same Borrowings and the Letter of Credit Advances equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Working Capital Advances and (y) the Letter of Credit Advances plus the aggregate of the respective Available Amounts under each Letter of Credit then outstanding exceeds (B) the lesser of the Working Capital Facility and the Loan Value of Eligible Inventory on such Business Day.

          (iv) The Borrower shall, on each Business Day, pay to the Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

          (v) The Borrower shall, on the first day of each Clean-down Period, prepay in full all Working Capital Advances and on each day of each Clean-down Period prepay in full any Letter of Credit Advances then outstanding and shall deposit in the L/C Cash Collateral Account an amount equal to 103% of the excess of the aggregate Available Amounts of all Letters of Credit then outstanding over $750,000.

          (vi) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

          SECTION 2.07.  Interest.  (a)  Scheduled Interest.  The Borrower shall
                         --------        ------------------
pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances.  During such periods as such Advance is a Base
              ------------------
     Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin,
                                           ----
     payable in arrears (1) quarterly on the last day of each December, March, June and September during such periods, (2) on the date such Base Rate Advance shall be Converted and (3) on the Termination Date.

          (ii) Eurodollar Rate Advances.  During such periods as such Advance is
               ------------------------
     a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin,
                                           ----
     payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period.

          (b) Default Interest.  Upon the occurrence and during the continuance
              ----------------
of an Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above, and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

          SECTION 2.08.  Fees.  (a)  Commitment Fee.  The Borrower shall pay to
                         ----        --------------
the Agent for the account of the Lenders a commitment fee on the average daily unused portion of each Appropriate Lender's Term Commitment and on the average daily Unused Working Capital Commitment of such Lender from the date hereof in the case of each Bank and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at the rate of 1/2 of 1%
per annum, payable in arrears on the date of the initial Borrowing hereunder, thereafter quarterly on the last Business Day of each December, March, June and September, commencing December 31, 1994, and on the Termination Date; provided,
                                                                      --------
however, that any commitment fee accrued with respect to any of the Commitments
- -------
of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on
                        -------- -------
any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

          (b) Letter of Credit Fees, Etc.  (i)  The Borrower shall pay to the
              --------------------------
Agent for the account of each Working Capital Lender a commission on such Lender's Pro Rata Share of the average daily aggregate Available Amount of (A) all Standby Letters of Credit outstanding from time to time at the rate of 3.50% per annum, and (B) all Trade Letters of Credit then outstanding at the rate of 2.00% per annum, in each case payable in arrears quarterly on the last Business Day of each December, March, June and September, commencing December 31, 1994, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any such Letter of Credit and on the Termination Date.

          (ii) The Borrower shall pay to the Issuing Bank, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

          (c) Agent's Fees.  The Borrower shall pay to the Agent for its own
              ------------
account such fees as may from time to time be agreed between the Borrower and the Agent.

          SECTION 2.09.  Conversion of Advances.  (a)  Optional.  The Borrower
                         ----------------------        --------
may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any
                                           --------  -------
Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          (b) Mandatory.  (i)  On the date on which the aggregate unpaid
              ---------
principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances.

          (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

          (iii)  Upon the occurrence and during the continuance of any Default,
(x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

          SECTION 2.10.  Increased Costs, Etc.  (a)  If, due to either (i) the
                         --------------------
introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however,
                                                              --------  -------
that a Lender claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any Lender or the Issuing Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or the Issuing Bank or any corporation controlling such Lender or the Issuing Bank and that the amount of such capital is increased by or based upon the existence of such Lender's Commitment to lend or the Issuing Bank's commitment to issue Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender or the Issuing Bank (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender or the Issuing Bank, from time to time as specified by such Lender or the Issuing Bank, additional amounts sufficient to compensate such Lender or the Issuing Bank in the light of such circumstances, to the extent that such Lender or the Issuing Bank reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend or the Issuing Bank's commitment to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender or the Issuing Bank shall be conclusive and binding for all purposes, absent manifest error.

          (c) If, with respect to any Eurodollar Rate Advances, Lenders owed at least 60% of the then aggregate unpaid principal amount thereof notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

          (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however,
                                                           --------  -------
that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 2.11.  Payments and Computations.  (a)  The Borrower shall
                         -------------------------
make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender and/or Issuing Bank, to such Lenders and/or Issuing Banks for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender or the Issuing Bank, to such Lender or the Issuing Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(e), from and after the effective date of such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee or Issuing Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) If the Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender, and for application to such principal installments, as the Agent shall direct.

          (c) The Borrower hereby authorizes each Lender and the Issuing Bank, if and to the extent payment owed to such Lender or the Issuing Bank is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender or the Issuing Bank any amount so due.

          (d) All computations of interest, fees and Letter of Credit commissions shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of
             --------  -------
interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (f) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender or the Issuing Bank hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each such Lender or the Issuing Bank, as the case may be on such due date an amount equal to the amount then due such Lender or the Issuing Bank, as the case may be. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each such Lender or the Issuing Bank, as the case may be, shall repay to the Agent forthwith on demand such amount distributed to such Lender or the Issuing Bank, as the case may be, together with interest thereon, for each day from the date such amount is distributed to such Lender or the Issuing Bank, as the case may be until the date such Lender or the Issuing Bank, as the case may be, repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.12.  Taxes.  (a)  Any and all payments by the Borrower
                         -----
hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Issuing Bank and the
                 ---------
Agent, net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Lender, the Issuing Bank or the Agent by the state or foreign jurisdiction under the laws of which such Lender, the Issuing Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender and the Issuing Bank, franchise taxes and net income taxes that are imposed on such Lender or the Issuing Bank by the state or foreign jurisdiction of such Lender's or the Issuing Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower
                                                  -----
shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender, the Issuing Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender, the Issuing Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").
                                   -----------

          (c) The Borrower shall indemnify each Lender, the Issuing Bank and the Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section 2.12, paid by such Lender, the Issuing Bank or the Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender, the Issuing Bank or the Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 8.02, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in
- --------------       --------------------
Section 7701 of the Internal Revenue Code.

          (e) Each Lender or Issuing Bank organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank or initial Issuing Bank, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender or the Issuing Bank in the case of each other Issuing Bank, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long thereafter as such Lender or Issuing Bank remains lawfully able to do so), provide the Agent and the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender or Issuing Bank, as the case may be, is exempt from or is entitled to a reduced rate of United

States withholding tax on payments under this Agreement or the Notes or certifying that the income receivable pursuant to this Agreement or the Notes is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender or Issuing Bank at the time such Lender or Issuing Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender or Issuing Bank, as the case may be, provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance
      --------  -------
pursuant to which a Lender or the Issuing Bank assignee becomes a party to this Agreement, the Lender assignor or Issuing Bank assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee or Issuing Bank assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender or the Issuing Bank reasonably considers to be confidential, the Lender or Issuing Bank shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender or the Issuing Bank has failed to provide the Borrower with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring
                ----- ----
after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender or the Issuing Bank shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States; provided, however, that should a
                                               --------  -------
Lender or the Issuing Bank become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender or the Issuing Bank shall reasonably request to assist such Lender or the Issuing Bank to recover such Taxes.

          SECTION 2.13.  Sharing of Payments, Etc.  If any Lender or the Issuing
                         ------------------------
Bank shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) (a) on account of Obligations due and payable to such Lender or Issuing Bank hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender or Issuing Bank at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders and the Issuing Bank hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders and the Issuing Bank hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender or Issuing Bank hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender or Issuing Bank at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders and the Issuing Bank hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders and the Issuing Bank hereunder and under the Notes at such time obtained by all the Lenders and the Issuing Bank at such time, such Lender or Issuing Bank shall forthwith purchase from the other Lenders and the Issuing Bank such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender or Issuing Bank to share the excess payment ratably with each of them; provided, however, that if
                                                    --------  -------
all or any portion of such excess payment is thereafter recovered from such purchasing Lender or Issuing Bank, such purchase from each other Lender or Issuing Bank shall be rescinded and such other Lender or Issuing Bank shall repay to the purchasing Lender or Issuing Bank the purchase price to the extent of such Lender's or Issuing Bank's ratable share (according to the proportion of (A) the purchase price paid to such Lender or Issuing Bank to (B) the aggregate purchase price paid to all Lenders or Issuing Banks) of such recovery together with an amount equal to such Lender's or Issuing Bank's ratable share (according to the proportion of (1) the amount of such other Lender's or Issuing Bank's required repayment to (2) the total amount so recovered from the purchasing Lender or Issuing Bank) of any interest or other amount paid or payable by the purchasing Lender or Issuing Bank in respect of the total amount so recovered. The Borrower agrees that any Lender or Issuing Bank so purchasing a participation from another Lender or Issuing Bank pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender or Issuing Bank were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.14.  Use of Proceeds.  The proceeds of the Advances shall be
                         ---------------
available (and the Borrower agrees that they shall use such proceeds) solely to finance the Reorganization and the transactions contemplated thereby, pay transaction costs incurred in connection with the Reorganization and provide working capital for the Borrower and its Subsidiaries.

          SECTION 2.15.  Defaulting Lenders.  (a)  In the event that, at any one
                         ------------------
time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the Obligation of such Defaulting Lender to make such

Defaulted Advance. In the event that the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on any date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on such date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section
2.01. Such Advance shall be a Base Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Agent as specified in subsection (b) or (c) of this Section 2.15.

          (b) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Agent or any of the other Lenders and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Agent for the account of such Defaulting Lender, then the Agent may, on its behalf or on behalf of such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Agent shall be retained by the Agent or distributed by the Agent to such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Agent and such other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Agent and the other Lenders, in the following order of priority:

          (i) first, to the Agent for any Defaulted Amount then owing to the
              -----
     Agent; and

          (ii) second, to any other Lenders for any Defaulted Amounts then owing
               ------
     to such other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to such other Lenders.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Agent pursuant to this subsection (b), shall be applied by the Agent as specified in subsection (c) of this Section 2.15.

          (c) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Agent or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender shall pay such amount to the Agent to be held by the Agent, to the fullest extent permitted by applicable law, in escrow or the Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Agent in escrow under this subsection (c) shall be deposited by the Agent in an account with BNP, in the name and under the control of the Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be BNP's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Agent in escrow under, and applied by the Agent from time to time in accordance with the provisions of, this subsection (c). The Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Agent or any other Lender, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

          (i) first, to the Agent for any amount then due and payable by such
              -----
     Defaulting Lender to the Agent hereunder;

          (ii) second, to any other Lenders for any amount then due and payable
               ------
     by such Defaulting Lender to such other Lenders hereunder, ratably in accordance with such respective amounts then due and payable to such other Lenders; and

          (iii)  third, to the Borrower for any Advance then required to be made
                 -----
     by such Defaulting Lender pursuant to a Commitment of such Defaulting
     Lender.

In the event that such Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Agent in escrow at such time with respect to such Defaulting Lender shall be distributed by the Agent to such Defaulting Lender and applied by such Defaulting Lender to the Obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

          (d) The rights and remedies against a Defaulting Lender under this
Section 2.15 are in addition to other rights and remedies which the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and which the Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.


                                  ARTICLE III

                             CONDITIONS OF LENDING

          SECTION 3.01.  Conditions Precedent to Initial Borrowing or Initial
                         ----------------------------------------------------
Issuance.  The obligation of each Lender to make an Advance on the occasion of
- --------
the initial Borrowing is subject to the satisfaction of the following conditions precedent before or concurrent with the initial Borrowing:

          (a) The Lenders shall have received copies of any modifications or amendments to the Plan of Reorganization and the Disclosure Statement and consented thereto in writing.

          (b) The Plan of Reorganization shall have been confirmed and the order confirming the Plan of Reorganization shall be in form and substance satisfactory to the Lenders and shall be final and nonappealable.

          (c) The Plan of Reorganization as confirmed shall be consummated strictly in accordance with the terms thereof, without any waiver, amendment or change of any term or provision thereof not consented in writing to by the Lenders.

          (d) The Lenders shall be satisfied with the final terms and conditions of the transaction, including, without limitation, all legal and tax aspects thereof; and all documentation relating to the transaction shall be in form and substance satisfactory to the Lenders.

          (e) The Lenders and the Issuing Bank shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries, including the terms and conditions of the charter, bylaws and each class of capital stock of each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

          (f) The Borrower will be capitalized with a minimum of $6,650,000, in the aggregate, of Subordinated Debt, Preferred Stock and common equity.
     The amount of the Subordinated Notes, Preferred Stock and common equity, as well as all terms thereof (including, without limitation, all terms relating to subordination, repayment and voting rights) shall be satisfactory in all respects to the Lenders.

          (g) Before giving effect to the Reorganization and the other transactions contemplated by this Agreement, there shall have occurred no Material Adverse Change since January 1, 1994.

          (h) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Reorganization, this Agreement, any Note, any other Loan Document, any Related Document or the consummation of the transactions contemplated hereby.

          (i) The Lenders and the Issuing Bank shall have completed a due diligence investigation of the Borrower and its Affiliates in scope, and with results, satisfactory to the Lenders and the Issuing Bank, and nothing shall have come to the attention of the Lenders and the Issuing Bank during the course of such due diligence investigation to lead them to believe (i) that, following the consummation of the Reorganization, the Borrower and its Affiliates would not have good and marketable title to all material assets of the Borrower and its Affiliates and (ii) that the Reorganization will have a Material Adverse Effect; without limiting the generality of the foregoing, the Lenders and the Issuing Bank shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Affiliates as they shall have requested.

          (j) The Lenders shall be satisfied with the Borrower's management and its plans to manage and operate the Borrower.

          (k) The Borrower shall have paid all accrued fees and expenses of the Agent, the Lenders and the Issuing Bank (including the facility fee and the accrued fees and expenses of counsel to the Agent and any other fees and expenses required to be paid pursuant to the Commitment Letter).

          (l) The Agent shall have received on or before the day of the initial Borrowing or the initial Issuance the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender and the Issuing Bank:

               (i) The Notes to the order of the Lenders.

               (ii) Certified copies of the resolutions of the Board of Directors of the Borrower and each other Loan Party approving the Reorganization, this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Reorganization, this Agreement, the Notes, each other Loan Document and each Related Document.

               (iii) A copy of the charter of the Borrower and each other Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the initial Borrowing) by the Secretary of State of the jurisdiction of its incorporation as being a true and correct copy thereof or otherwise confirmed to have been filed and to be in effect in a manner satisfactory to the Agent.

               (iv) A copy of a certificate of the Secretary of State of the applicable jurisdictions of incorporation, dated reasonably near the date of the initial Borrowing or initial Issuance, listing the charter of the Borrower and each other Loan Party and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to the Borrower's or such other Loan Party's charter on file in his office, (B) the Borrower or such other Loan Party has paid all franchise taxes to the date of such certificate except as set forth therein and (C) the Borrower or such other Loan Party is duly incorporated and in good standing under the laws of the jurisdiction of its incorporation except as set forth therein.

               (v) Copies of certificates of the Secretary of State of the States of Massachusetts, California, Connecticut and Delaware, dated reasonably near the date of the initial Borrowing or initial issuance, stating that the applicable Loan Parties are duly qualified and in good standing as foreign corporations in such States and have filed all annual reports required to be filed to the date of such certificate except as set forth therein.

               (vi) A certificate of the Borrower and each other Loan Party, signed on behalf of the Borrower and such other Loan Party by its Chief Executive Officer or President or a Vice President and its Secretary or any Assistant

          Secretary, dated the date of the initial Borrowing or initial issuance (the statements made in which certificate shall be true on and as of the date of the initial Borrowing), certifying as to (A) the absence of any amendments to the charter of the Borrower or such other Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(l)(iv), (B) a true and correct copy of the bylaws of the Borrower and such other Loan Party as in effect on the date of the initial Borrowing or initial issuance, (C) the due incorporation and good standing of the Borrower and such other Loan Party as a corporation organized under the laws of the State of its incorporation, and the absence of any proceeding for the dissolution or liquidation of the Borrower or such other Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the initial Borrowing or initial issuance and (E) the absence of any event occurring and continuing, or resulting from the initial Borrowing or initial issuance, that constitutes a Default.

               (vii) A certificate of the Secretary or an Assistant Secretary of the Borrower and each other Loan Party certifying the names and true signatures of the officers of the Borrower and such other Loan Party authorized to sign this Agreement, the Notes, each other Loan Document and each Related Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

               (viii) A security agreement in substantially the form of Exhibit E (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Security Agreements"), duly
                                             -------------------
          executed by the Borrower and each other party thereto, together with:

                    (A) certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to therein endorsed in blank,

                    (B) copies of proper financing statements, for filing under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the Liens created by the Security Agreement, covering the Collateral described in the Security Agreement,

                    (C) completed requests for information, dated on or before the date of the initial Borrowing or initial Issuance, listing all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name the Borrower or any other Loan Party as debtor, together with copies of such other financing statements,

                    (D) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                    (E) evidence of the insurance required by the terms of the
               Security Agreement,

                    (F) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens created by the Security Agreement has been taken.

               (ix) A trademark and copyright security agreement in substantially the form of Exhibit F (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Trademark and Copyright Security Agreement"), duly executed by the
           ------------------------------------------
          Borrower and each other Collateral Grantor, together with evidence that all action that the Agent may deem necessary or desirable in order to perfect and protect the Liens created under the Trademark and Copyright Security Agreement has been taken.

               (x) A pledge agreement in substantially the form of Exhibit G (as amended, supplemented or otherwise modified from time to time, the

          "Pledge Agreement") duly executed by SC Corporation.
          -----------------

               (xi) A guaranty in substantially the form of Exhibit H (as amended, supplemented or otherwise modified from time to time in accordance with its terms, a "Guaranty"), duly executed by each
                                        --------
          Guarantor.

               (xii) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lenders, together with all agreements, instruments and other documents delivered in connection therewith.

               (xiii) Certified copies of employment agreements with Steven Bock and Steve O'Hara, in form and substance satisfactory to the Lenders and the Issuing Bank (the "Employment Agreements"), duly
                                             ---------------------
          executed by the parties thereto.

               (xiv) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lenders and the Issuing Bank shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under ERISA and Welfare Plans, collective bargaining agreements and other arrangements with employees, annual financial statements dated December 28, 1991, January 2, 1993 and January 1, 1994 and for the fiscal years then ended, interim financial statements dated October 1, 1994 and for the 39 weeks then ended (or, in the event the Lenders' and the Issuing Bank's due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the date hereof), pro forma financial statements as to the Loan Parties and forecasts prepared by management of the Loan Parties, in form and substance satisfactory to the Lenders and the Issuing Bank, of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the date hereof and on a quarterly basis for each year thereafter until the Termination Date.

               (xv) An environmental assessment report conducted in accordance with current ASTM standards from Environmental and Safety Designs, Inc. as to any hazards, costs or liabilities under Environmental Laws to which the Borrower may be subject, the amount and nature of which and the Borrower's plans with respect to which shall be acceptable to the Lenders and the Issuing Bank.

               (xvi) A letter, in form and substance satisfactory to the Agent, from the Borrower to Deloitte & Touche, its independent certified public accountants, advising such accountants that the Agent, the Lenders and the Issuing Bank have been authorized to exercise all rights of the Borrower to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to the Borrower and its Subsidiaries and directing such accountants to comply with any reasonable request of the Agent, any Lender or the Issuing Bank for such information.

               (xvii) Evidence of insurance naming the Agent as insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lenders and the Issuing Bank.

               (xviii) Certified copies of any Material Contracts of the Borrower and its Subsidiaries.

               (xix)  A Borrowing Base Certificate.

               (xx) A favorable opinion of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, counsel for the Borrower, in substantially the form of Exhibit I hereto and as to such other matters as any Lender or the Issuing Bank through the Agent may reasonably request.

               (xxi) A favorable opinion of Shearman & Sterling, counsel for the Agent, in form and substance satisfactory to the Agent.

          SECTION 3.02.  Conditions Precedent to Each Borrowing and Issuance.
                         ---------------------------------------------------
The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance) on the occasion of each Borrowing (including the initial Borrowing), and the right of the Borrower to request the issuance of Letters of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance such statements are true):

          (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date;

          (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default; and

          (iii) for each Working Capital Advance or issuance of any Letter of Credit, the aggregate Loan Value of the Eligible Inventory exceeds the aggregate principal amount of the Working Capital Advances to be outstanding plus the Letter of Credit Advances outstanding plus the
                 ----                                           ----
     aggregate of the Available Amounts under each Letter of Credit to be outstanding, after giving effect to such Advance or issuance, respectively;

and (b) the Agent shall have received such other approvals, opinions or documents as any Appropriate Lender or the Issuing Bank, in each case through the Agent, may reasonably request.

          SECTION 3.03.  Determinations Under Section 3.01.  For purposes of
                         ---------------------------------
determining compliance with the conditions specified in Section 3.01, each Lender and the Issuing Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders and the Issuing Bank unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender or the Issuing Bank prior to the initial Borrowing or issuance specifying its objection thereto and in the case of the initial Borrowing, such Lender shall not have made available to the Agent such Lender's ratable portion of such Borrowing.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01.  Representations and Warranties of the Borrower.  The
                         ----------------------------------------------
Borrower represents and warrants as follows:

          (a) Except as set forth on Schedule II, each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of the Loan Parties has been validly issued, is fully paid and non-assessable and is owned by the Persons and in the amounts specified on Schedule II free and clear of all Liens, except those created under the Collateral Documents or as shown on
     Schedule II.

          (b) Set forth on Schedule III hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof.
     All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created by the Collateral Documents. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (c) The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and the consummation of the Reorganization and the other transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

          (d) Except for (A) filing of the UCC-1 financing statements delivered to the Agent on the date hereof and (B) filing the Trademark and Copyright Security Agreement with the United States Copyright Office, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, any other Loan Document or any Related Document to which it is or is to be a party, or for the consummation of the Reorganization or the other transactions contemplated hereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Agent, any Lender or the Issuing Bank of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents. All applicable waiting periods in connection with the Reorganization and the other transactions contemplated hereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Reorganization or the rights of the Loan Parties or its Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. No consent is necessary under the Plan of Reorganization and the Disclosure Statement concerning the terms and the description of the Subordinated Debt and capital stock to be issued pursuant to the Plan of Reorganization other than the consents listed on
     Schedule X, which have been obtained and are in full force and effect.

          (e) This Agreement has been, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms.

          (f) The pro forma Consolidated and consolidating balance sheets of the Loan Parties and their Subsidiaries as at December 28, 1991, January 2, 1993 and January 1, 1994, and the related pro forma Consolidated and Consolidating statements of income of the Loan Parties and their Subsidiaries for the fiscal years then ended and the related pro forma Consolidated and Consolidating statements of cash flows of the Loan Parties and their Subsidiaries for the fiscal years ended January 2, 1993 and January 1, 1994, and the unaudited Consolidated and Consolidating balance sheets of the Loan Parties and its Subsidiaries as at October 1, 1994, and the related unaudited Consolidated and consolidating statements of income and cash flows of the Loan Parties and its Subsidiaries for the 39 weeks then ended, duly certified by the chief financial officer of each Loan Party, copies of which have been furnished to each Lender and the Issuing Bank, fairly present, subject, in the case of said balance sheets as at October 1, 1994, and said statements of income and cash flows for the 39 weeks then ended, to year-end audit adjustments, the Consolidated and Consolidating financial condition of the Loan Parties and its Subsidiaries as at such dates and the Consolidated and Consolidating results of the operations of the Loan Parties and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since January 1, 1994, there has been no Material Adverse Change.

          (g) The Consolidated and consolidating forecasted balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries delivered to the Lenders and the Issuing Bank pursuant to
     Section 3.01(l)(xiv) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of their future financial performance.

          (h) No information, exhibit or report furnished by any Loan Party or the Agent, any Lender or the Issuing Bank in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

          (i) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Reorganization, this Agreement, any Note, any other Loan Document or any Related Document or the consummation of the transactions contemplated hereby.

          (j) No proceeds of any Advance will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

          (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (l) Set forth on Schedule IV hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans with respect to any employees of any Loan Party or any of its Subsidiaries.

          (m) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of any Loan Party or any of its ERISA Affiliates that has resulted or could reasonably be expected to result in a material liability of any Loan Party or any of its ERISA Affiliates.

          (n) Schedule B (Actuarial Information) to the most recently completed annual report (Form 5500 Series) for each Plan of any Loan Party or any of its ERISA Affiliates, copies of which have been filed with the Internal Revenue Service and furnished to the Lenders, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

          (o) Neither any Loan Party nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any material Withdrawal Liability to any Multiemployer Plan.

          (p) Neither any Loan Party nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, which reorganization or termination could reasonably be expected to result in a material liability of any Loan Party or any of its ERISA Affiliates and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA which reorganization or termination could reasonably be expected to result in a material liability of any Loan Party or any of its ERISA Affiliates.

          (q) Except as set forth in the financial statements referred to in
     Section 5.03, the Borrower and its Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

          (r) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

          (s) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of each Loan Party and its Subsidiaries, each Loan Party and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, and no circumstances exist that could (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could reasonably be expected to have a Material Adverse Effect.

          (t) None of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list, and to the best knowledge of each Loan Party and its Subsidiaries no underground storage tanks, as such term is defined in 42 U.S.C.(S) 6991, are located on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries and to the best knowledge of each Loan Party and its Subsidiaries Hazardous Materials have not been released or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

          (u) Neither any Loan Party nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list, and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries, during the period in which it owned or operated such property, have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

          (v) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect.

          (w) Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties except as set forth on Schedule XI.

          (x) Set forth on Schedule V hereto is a complete and accurate list, as of the date hereof, of each taxable year of the Loan Parties for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").
                                                       ---------

          (y) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of the Loan Parties proposed by the Internal Revenue Service with respect to Open Years does not exceed $100,000. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could reasonably be expect to have a Material Adverse Effect.

          (z) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of the Loan Parties and its Subsidiaries proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $80,000. No issues have been raised by such taxing authorities that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (aa) The Reorganization will not be taxable to any Loan Party or any of its Subsidiaries or Affiliates.

          (bb) No "ownership change" as defined in Section 382(g) of the Internal Revenue Code, and no event that would result in the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the Federal income tax consolidated return regulations, has occurred with respect to any Loan Party. The Loan Parties and its Subsidiaries have, as of the date hereof, net operating loss carryforwards for U.S. Federal income tax purposes equal in the aggregate to at least $10,000,000.

          (cc) Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (dd) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

          (ee) Set forth on Schedule VI hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

          (ff) Set forth on Schedule VII hereto is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries, showing as of the date hereof the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto.

          (gg) Set forth on Schedule VIII hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

          (hh) Set forth on Schedule IX hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.


                                   ARTICLE V

                           COVENANTS OF THE BORROWER

          SECTION 5.01.  Affirmative Covenants.  So long as any Advance shall
                         ---------------------
remain unpaid, any Letter of Credit shall be outstanding or any Lender or the Issuing Bank shall have any Commitment hereunder, the Borrower will:

          (a) Compliance with Laws, Etc.  Comply, and cause each of its
              -------------------------
     Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, except where the failure to so comply would not have a Material Adverse Effect.

          (b) Payment of Taxes, Etc.  Pay and discharge, and cause each of its
              ---------------------
     Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the
                                             --------  -------
     Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c) Compliance with Environmental Laws.  Comply, and cause each of its
              ----------------------------------
     Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits, except where the failure to so comply would not have a Material Adverse Effect; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its

     Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided,
                                                                 --------
     however, that neither the Borrower nor any of its Subsidiaries shall be
     -------
     required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          (d) Maintenance of Insurance.  Maintain, and cause each of its
              ------------------------
     Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

          (e) Preservation of Corporate Existence, Etc.  Preserve and maintain,
              ----------------------------------------
     and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises except as permitted pursuant to Section 5.02(d).

          (f) Visitation Rights.  At any reasonable time and from time to time,
              -----------------
     permit the Agent, any of the Lenders or the Issuing Bank or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (g) Preparation of Environmental Reports.  At the request of the
              ------------------------------------
     Agent, if at any time the Agent reasonably believes that a material risk exists that the Borrower or any of its Subsidiaries is not in substantial compliance with Environmental Laws, from time to time, provide to the Lenders and the Issuing Bank within 60 days after such request, at the expense of the Borrower, an environmental site assessment report, conducted in accordance with current ASTM standards, for its or such Subsidiary's property, as the case may be, prepared by an environmental consulting firm acceptable to the Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Agent may retain an environmental consulting firm to prepare such report at the reasonable expense of the Borrower, and the Borrower hereby grants to the Agent, the Lenders, the Issuing Bank, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto its properties to undertake such an assessment.

          (h) Keeping of Books.  Keep, and cause each of its Subsidiaries to
              ----------------
     keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with GAAP.

          (i) Maintenance of Properties, Etc.  Maintain and preserve, and cause
              ------------------------------
     each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (j) Compliance with Terms of Leaseholds.  Make all payments and
              -----------------------------------
     otherwise perform all obligations in respect of all leases of real property, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled (in each case without first obtaining a replacement on comparable terms), notify the Agent of any default by any party with respect to such leases and cooperate with the Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so.

          (k) Performance of Related Documents.  Perform and observe all of the
              --------------------------------
     terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Agent and, upon request of the Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as the Borrower is entitled to make under such Related Document.

          (l) Performance of Material Contracts.  Perform and observe all the
              ---------------------------------
     terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Agent and, upon request of the Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as the Borrower is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so.

          (m) Transactions with Affiliates.  Conduct, and cause each of its
              ----------------------------
     Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

          (n) Covenant to Give Security.  Upon the request of the Agent
              -------------------------
     following the occurrence and during the continuance of a Default, and at the expense of the Borrower, (i) within 10 days after such request, furnish to the Agent a description of the real and personal properties of the Borrower and its Subsidiaries in detail satisfactory to the Agent, (ii) within 15 days after such request, duly execute and deliver to the Agent mortgages, pledges, assignments and other security agreements, as specified by and in form and substance satisfactory to the Agent, securing payment of all the Obligations of the Borrower under the Loan Documents and constituting Liens on all such properties, (iii) within 30 days after such request, take whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Agent to vest in the Agent (or in any representative of the Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the security agreements delivered pursuant to this Section 5.01(n), enforceable against all third parties in accordance with their terms, (iv) within 60 days after such request, deliver to the Agent a signed copy of a favorable opinion, addressed to the Agent, of counsel for the Borrower acceptable to the Agent as to the matters contained in clauses (i), (ii) and (iii) above, as to such security agreements being legal, valid and binding obligations of the Borrower and its Subsidiaries enforceable in accordance with their terms and as to such other matters as the Agent may reasonably request and (v) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Agent may deem desirable in obtaining the full benefits of, or in preserving the Liens of, such security agreements.

          (o) Interest Rate Hedging.  Enter into within 60 days following the
              ---------------------
     date hereof, interest rate Hedge Agreements with Persons and on terms acceptable to the Agent.

          SECTION 5.02.  Negative Covenants.  So long as any Advance shall
                         ------------------
remain unpaid, any Letter of Credit shall be outstanding or any Lender or Issuing Bank shall have any Commitment hereunder, the Borrower will not, at any time:

          (a) Liens, Etc.  Create, incur, assume or suffer to exist, or permit
              ----------
     any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign, or permit any of its Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the
                                                ---------  -------
     operation of the foregoing restrictions the following:

               (i) Liens created under the Loan Documents;

               (ii) Permitted Liens;

               (iii) purchase money Liens upon or in equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover
                  --------  -------
          any property other than the property being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount
                           -------- -------
          of the Debt secured by Liens permitted by this clause (iii) shall not exceed $50,000 at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of the Loan Documents;

               (iv) Liens arising in connection with Capitalized Leases; and

               (v) the replacement, extension or renewal of any Lien permitted by clauses (iii) and (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

          (b) Debt.  Create, incur, assume or suffer to exist, or permit any of
              ----
     its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

               (i)  in the case of the Borrower,

                    (A)  Debt under the Loan Documents,

                    (B) if the Merger occurs, Subordinated Debt evidenced by the
               Subordinated Notes and the Redeemable Preferred Stock of the Borrower,

                    (C) Debt in respect of Hedge Agreements required to be
               maintained under Section 5.01(o) with one or more Hedge Banks, and

                    (D) Debt consisting of loans to the Borrower from Western
               evidenced by the Wigs Note; and

               (ii) in the case of the Borrower and any of its Subsidiaries,

                    (A) Debt secured by Liens permitted by Section 5.02(a)(iii)
               not to exceed in the aggregate the amount set forth in such Section,

                    (B) unsecured Debt incurred in the ordinary course of
               business for the deferred purchase price of property or services, maturing within one year from the date created, and aggregating, on a Consolidated basis, not more than $100,000 at any one time outstanding,

                    (C) indorsement of negotiable instruments for deposit or
               collection or similar transactions in the ordinary course of business, and

                    (D) Capitalized Leases in an aggregate amount not to exceed
               $250,000 in the aggregate at any one time outstanding.

          (c) Lease Obligations.  Create, incur, assume or suffer to exist, or
              -----------------
     permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease including Capitalized Leases having an original term of one year or more that would cause the anticipated or actual lease payments (excluding operating and maintenance payments) of the Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such leases and agreements to exceed $725,000 payable in any period of 12 consecutive months.

          (d) Mergers, Etc.  Merge into or consolidate with any Person or permit
              ------------
     any Person to merge into it, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower provided that, in the case of any such consolidation, the Person formed by such consolidation shall be a Subsidiary of the Borrower and (ii) Wigs may merge into SC Corporation; provided, however, that immediately after
                  --------  -------
     giving effect thereto, no event shall occur and be continuing that constitutes a Default and SC Corporation shall, at the effective time of such merger or consolidation, (A) assume Wigs' Obligations on the Notes and Wigs' Obligations and performance of Wigs' covenants under the Loan Documents to which it is or is to be a party in a writing satisfactory in form and substance to the Required Lenders and (B) take or have taken all action required by Section 9 (relating to further assurances) of the Security Agreement, and take or have taken such other action as may be necessary or desirable, or as the Agent may request, in order to preserve the Liens, and continue the perfection thereof with the same priority, as granted and provided for or purported to be granted and provided for by the Security Agreement, and in addition to the foregoing, Wigs and SC Corporation shall take all such action in connection therewith and enter into or provide all such documentation, including opinions of counsel, as the Agent may request, in each case in form and substance satisfactory to the Agent.

          (e) Sales, Etc. of Assets.  Sell, lease, transfer or otherwise dispose
              ---------------------
     of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any Collateral (other than Inventory to be sold in the ordinary course of its business), except (i) sales of Inventory in the ordinary course of its business, (ii) sales of assets for cash and for fair value in an aggregate amount not to exceed $50,000 in any year, (iii) dispositions for cash and fair value of obsolete equipment and of excess or worn out equipment (e.g., equipment that is no longer used in the conduct of the Borrower's or such Subsidiary's business).

          (f) Investments in Other Persons.  Make or hold, or permit any of its
              ----------------------------
     Subsidiaries to make or hold, any Investment in any Person other than:

               (i) Investments not to exceed $100,000 in the aggregate by the Borrower in connection with the repurchase of its distribution and licensing rights in Canada;

               (ii) Investments in the Payroll Accounts, provided such funds are used only to pay employees' salaries and bonuses in the ordinary course of business;

               (iii) Investments consisting of advances to employees for travel and entertainment expenses not to exceed $25,000 in the aggregate at any time;

               (iv) If the Merger occurs, an Investment consisting of a loan to Wigs, L.P. in an amount not to exceed $150,000;

               (v) Investments consisting of guarantees of Debt of the Borrower and its Subsidiaries permitted under Section 5.02(b);

               (vi) Investments existing on the date hereof listed on Schedule VIII;

               (vii) (A) Investments by the Borrower and its Subsidiaries in Cash Equivalents in Blocked Accounts and (B) Investments in Hedge Agreements required to be maintained under Section 5.01(o);

               (viii) Upon and after delivering an opinion of Kramer, Levin, Naftalis, Nessen, Kumin & Frankel, counsel to the Borrower, in substantially the form of Exhibit I and including Royal as a "Loan Party" therein Investments in Royal solely to pay expenses incurred by Royal for the benefit of the Borrower;

               (ix) Investments in other Loan Parties solely to pay franchise taxes not to exceed $20,000 in the aggregate in any fiscal year; and

               (x) Investments consisting of loans to SC Corporation or, if the Merger occurs, Newco(s), of the proceeds of any key man life insurance solely for the purpose of funding the exercise of the put and call provisions of the Employment Agreements.

          (g) Dividends, Etc.  Declare or pay any dividends, purchase, redeem,
              --------------
     retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that, so long as no Default shall have occurred and be continuing, (i) the Borrower may declare and pay dividends and distributions payable only in capital stock of the Borrower, (ii) any wholly owned Subsidiary of the Borrower may declare and pay dividends or distributions in cash to the Borrower or to another wholly owned Subsidiary of the Borrower that is a Guarantor and (iii) the Borrower and its Subsidiaries may declare and pay dividends and distributions in cash (A) to pay franchise taxes of other Loan Parties in an amount not to exceed $20,000 in the aggregate in any fiscal year and (B) to SC Corporation or, if the Merger occurs, to Newco(s), consisting of the proceeds of any key man life insurance solely for the purpose of funding the exercise of the put and call provisions of the Employment Agreements.

          (h) Change in Nature of Business.  Make, or permit any of its
              ----------------------------
     Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

          (i) Charter Amendments.  Amend, or permit any of its Subsidiaries to
              ------------------
     amend, its certificate of incorporation or bylaws if such amendment could adversely affect the interest or rights of the Agent, the Issuing Bank or the Lenders in any manner.

          (j) Accounting Changes.  Make or permit, or permit any of its
              ------------------
     Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by generally accepted accounting principles.

          (k) Prepayments, Etc. of Debt.  Prepay, redeem, purchase, defease or
              -------------------------
     otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than the prepayment of the Advances in accordance with the terms of this Agreement, any prepayment of the Wigs Note in accordance with the terms thereof and prepayment of Funded Debt incurred to finance Capital Expenditures, or amend, modify or change in any manner any term or condition of any Subordinated Debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower or to prepay any Funded Debt incurred to finance Capital Expenditures.

          (l) Amendment, Etc. of Related Documents.  Enter into any Tax Sharing
              ------------------------------------
     Agreement that is not in form and substance satisfactory to the Agent, or cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of the Borrower thereunder or that would impair the rights or interests of the Agent, any Lender or the Issuing Bank, or permit any of its Subsidiaries to do any of the foregoing.

          (m) Amendment, Etc. of Material Contracts.  Cancel or terminate any
              -------------------------------------
     Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would impair the value of the interest or rights of the Borrower thereunder or that would impair the interest or rights of the Agent, any Lender or the Issuing Bank, or amend Section 13 of the Employment Agreements, or permit any of its Subsidiaries to do any of the foregoing.

          (n) Ownership Change.  Take, or permit any of its Subsidiaries to
              ----------------
     take, any action that would result in an "ownership change" (as defined in Section 382 of the Internal Revenue Code) with respect to the Borrower or any of its Subsidiaries or the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the Federal income tax consolidated return regulations with respect to the Borrower or any of its Subsidiaries.

          (o) Negative Pledge.  Enter into or suffer to exist, or permit any of
              ---------------
     its Subsidiaries to enter into or suffer to exist any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Agent and the Lenders or
     (ii) pursuant to Capitalized Leases or other purchase money Debt agreements otherwise permitted under this Agreement that prohibit the creation or assumption of any Lien upon the property or assets that are the subject thereof.

          (p) Partnerships.  Become a general partner in any general or limited
              ------------
     partnership, or permit any of its Subsidiaries to do so.

               SECTION 5.03.  Reporting Requirements.  So long as any Advance
                              ----------------------
     shall remain unpaid, any Letter of Credit shall be outstanding or any Lender or the Issuing Bank shall have any Commitment hereunder, the Borrower will furnish to the Lenders and the Issuing Bank:

          (a) Default Notice.  As soon as possible and in any event within two
              --------------
     Business Days after any of the management of the Borrower becomes aware of the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

          (b) Monthly Financials.  As soon as available and in any event within
              ------------------
     45 days after the end of October 1994 and within 30 days after the end of each subsequent month, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such month and Consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month, and commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for (i) the corresponding month and year-to-date period of the preceding fiscal year and (ii) the corresponding month and year-to-date period of the most recent annual forecast delivered pursuant to Section 5.03(e), all in reasonable detail and duly certified by the chief financial officer of the applicable Borrower, together with a schedule in form satisfactory to the Agent of the computations used by the Borrower in determining compliance with the covenants contained in Sections 5.02 and 5.04.

          (c) Quarterly Financials.  As soon as available and in any event
              --------------------
     within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and commencing at the end of the previous fiscal quarter and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for (i) the corresponding quarter and year-to-date period of the preceding fiscal year and (ii) the corresponding quarter and year-to-date period of the most recent annual forecast delivered pursuant to Section 5.03(e), all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Agent of the computations used by the Borrower in determining compliance with the covenants contained in Sections 5.02 and 5.04.

          (d) Annual Financials.  As soon as available and in any event within
              -----------------
     120 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an independent auditor's report reasonably acceptable to the Required Lenders of Deloitte & Touche or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, nothing has come to the attention of such accounting firm that has caused them to believe that the Borrower and its Subsidiaries are not in compliance with the covenants contained in Section 5.04, (ii) a schedule in form satisfactory to the Agent of the computations used by such accountants in determining, as of the end of such fiscal year, compliance with the covenants contained in Sections 5.04 and (iii) a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

          (e) Annual Forecasts.  As soon as available and in any event no later
              ----------------
     than 15 days before the end of each fiscal year of the Borrower, forecasts prepared by management of the Borrower, in form satisfactory to the Agent, of balance sheets, income statements and cash flow statements on a monthly basis for the fiscal year following such fiscal year then ended and on a quarterly basis for each fiscal year thereafter until the Termination Date.

          (f) ERISA Events.  Promptly and in any event within 10 days after any
              ------------
     Loan Party or any of its ERISA Affiliates knows or has reason to know that any ERISA Event with respect to any Loan Party or any of its ERISA Affiliates has occurred, a statement of the chief financial officer of the applicable Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto.

          (g) Plan Terminations.  Promptly and in any event within two Business
              -----------------
     Days after receipt thereof by any Loan Party or any of its ERISA Affiliates, copies of each notice from the PBCG stating its intention to terminate any Plan of any Loan Party or any of its ERISA Affiliates or to have a trustee appointed to administer any such Plan.

          (h) Plan Annual Reports.  Promptly and in any event within 30 days
              -------------------
     after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan of each Loan Party or any of its ERISA Affiliates.

          (i) Multiemployer Plan Notices.  Promptly and in any event within five
              --------------------------
     Business Days after receipt thereof by any Loan Party or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any of its ERISA Affiliates in connection with any event described in clause (i) or (ii), if such imposition, reorganization, termination or amount could reasonably be expected to result in a material liability of any Loan Party or any of its ERISA Affiliates.

          (j) Litigation.  Promptly after the commencement thereof, notice of
              ----------
     all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries.

          (k) Securities Reports.  Promptly after the sending or filing thereof,
              ------------------
     copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

          (l) Agreement Notices.  Promptly upon receipt thereof, copies of all
              -----------------
     notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or Material Contract and, from time to time upon request by the Agent, such information and reports regarding the Related Documents and the Material Contracts as the Agent may reasonably request.

          (m) Revenue Agent Reports.  Within 10 days after receipt, copies of
              ---------------------
     all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member.

          (n) Tax Certificates.  Promptly, and in any event within five Business
              ----------------
     Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "Tax
                                                                          ---
     Certificate"), signed by the President or the chief financial officer of
     -----------
     the Borrower, stating that the common parent of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member has paid to the Internal Revenue Service or other taxing authority, or to the Borrower, the full amount that is shown on the return that the affiliated group is required to file in respect of Federal income tax for such year and that the Borrower and its Subsidiaries have received any amounts payable to them, and have not paid amounts in respect of taxes (Federal, state, local or foreign) in excess of the amount they are required to pay, under the Tax Sharing Agreements in respect of such taxable year.

          (o) Environmental Conditions.  Promptly after the occurrence thereof,
              ------------------------
     notice of any condition or occurrence on any property of any Loan Party or any of its Subsidiaries that results in a material noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit or could (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or such property that could reasonably be expected to have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could reasonably be expected to have a Material Adverse Effect.

          (p) Insurance.  As soon as available and in any event within 30 days
              ---------
     after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Lender or the Issuing Bank may reasonably specify. The first such report shall include evidence satisfactory to Agent that the provisions of
     Section 5.01(d) are satisfied.

          (q) Borrowing Base Certificate.  As soon as available and in any event
              --------------------------
     within 10 days after the end of each month, a Borrowing Base Certificate, as at the end of the previous month (or the previous week, if furnished more often than monthly), certified by the chief financial officer of the Borrower; provided, however, that the Agent may, in its sole discretion,
               --------  -------
     require the Borrower to furnish a Borrowing Base Certificate to the Lenders at any time upon notice to the Borrower.

          (r) Inventory Report.  As soon as available and in any event within 30
              ----------------
     days after the end of each month, a report prepared by the chief financial officer of the Borrower, in form and substance satisfactory to the Agent (and, if the Agent so requests, in a form capable of being processed by the Agent's computers), setting forth all Inventory of the Borrower and its Subsidiaries by general category; provided, however, that if the first of
                                       --------  -------
     such reports made available to the Agent in accordance with this Section 5.03(r) is not in form and substance satisfactory to the Agent, the Borrower shall use its best efforts to conform such report to the Agent's requirements within 60 days of the date of the initial Borrowing.

          (s) Other Information.  Such other information respecting the
              -----------------
     business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender or the Issuing Bank may from time to time reasonably request.

          SECTION 5.04.  Financial Covenants.  So long as any Advance shall
                         -------------------
remain unpaid, any Letter of Credit shall be outstanding or any Lender or the Issuing Bank shall have any Commitment hereunder, the Borrower will:

          (a) Minimum Net Worth.  Maintain on a Consolidated basis for the
              -----------------
     Borrower and its Subsidiaries a Net Worth at all times during each period set forth below of not less than the amount set forth below for such period:

Period From                          Through       Amount
- --------------------------------  -------------  ----------

 The date hereof                   February 1995  $2,700,000
 March 1995                        May 1995        2,800,000
 June 1995                         August 1995     3,100,000
 September 1995                    November 1995   3,700,000
 December 1995                     May 1996        4,050,000
 June 1996                         August 1996     4,350,000
 September 1996                    November 1996   5,100,000
 December 1996                     May 1997        5,500,000
 June 1997                         August 1997     5,900,000
 September 1997                    November 1997   6,700,000
 December 1997                     May 1998        7,200,000
 June 1998                         August 1998     7,700,000
 September 1998                    November 1998   8,650,000
 December 1998                     May 1999        9,350,000

          (b) Leverage Ratio.  Maintain on a Consolidated basis for the Borrower
              --------------
     and its Subsidiaries a Leverage Ratio at all times during each Rolling Period set forth below of not more than the amount set forth below for such Rolling Period:

Rolling Periods Ending From       Through        Ratio
- --------------------------------  -------------  -----

 The date hereof                  August 1995     3.60
 September 1995                   November 1995   3.15
 December 1995                    February 1996   2.50
 March 1996                       May 1996        2.40
 June 1996                        August 1996     2.25
 September 1996                   November 1996   2.10
 December 1996                    February 1997   1.85
 March 1997                       May 1997        1.70
 June 1997                        August 1997     1.55
 September 1997                   November 1997   1.40
 December 1997                    February 1998   1.15
 March 1998                       May 1999        1.00

          (c) Interest Coverage Ratio.  Maintain on a Consolidated basis for the
              -----------------------
     Borrower and its Subsidiaries an Interest Coverage Ratio for each Rolling Period set forth below of not less than the amount set forth below for such Rolling Period:

Rolling Periods Ending From       Through         Ratio
- --------------------------------  -------------  -----

The date hereof                   August 1995     2.55
September 1995                    November 1995   2.80
December 1995                     February 1996   3.25
March 1996                        May 1996        3.35
June 1996                         August 1996     3.45
September 1996                    November 1996   3.70
December 1996                     February 1997   3.95
March 1997                        May 1997        4.20
June 1997                         May 1999        4.50

          (d) Fixed Charge Coverage Ratio.  Maintain on a Consolidated basis for
              ---------------------------
     the Borrower and its Subsidiaries a Fixed Charge Coverage Ratio for each Rolling Period set forth below of not less than the amount set forth below for such Rolling Period:

Rolling Periods Ending From       Through        Ratio
- --------------------------------  -------------  -----

The date hereof                   August 1995     0.90
September 1995                    November 1995   1.00
December 1995                     August 1996     1.05
September 1996                    August 1998     1.10
September 1998                    May 1999        1.14

          (e) Capital Expenditures.  Not make, or permit any of its Subsidiaries
              --------------------
     to make, any Capital Expenditures (other than one-time expenses of the Borrower relating to the move of its principal facility not to exceed $250,000 in the aggregate) that would cause the aggregate of all Capital Expenditures made by the Borrower and its Subsidiaries on a Consolidated basis in any fiscal year to exceed $400,000; provided that Capital
                                                  --------
     Expenditures in an additional amount not greater than $400,000 less the
                                                                    ----
     aggregate amount of Capital Expenditures (other than such one-time moving expenses) made by the Borrower and its Subsidiaries on a Consolidated basis in any fiscal year following the date hereof shall be permitted to be made by the Borrower and its Subsidiaries on a Consolidated basis in the next following fiscal year, but shall not be carried over into any subsequent fiscal year.

                                   ARTICLE VI

                               EVENTS OF DEFAULT

          SECTION 6.01.  Events of Default.  If any of the following events
                         -----------------
("Events of Default") shall occur and be continuing:
- -------------------

          (a) the Borrower shall fail to pay any principal of, or interest on, any Advance, or shall fail to pay any fee under Section 2.08, in each case when the same becomes due and payable or any Loan Party shall fail to make any other payment under any Loan Document within 3 Business Days of when the same becomes due and payable; or

          (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(b), 5.01(g), 5.01(n), 5.01(o), 5.02,
     5.03 or 5.04; or

          (d) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Agent, any Lender or the Issuing Bank; or

          (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $50,000 in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or (except for Capitalized Leases or other purchase money Debt required to be prepaid if the assets covered thereby are sold) any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not by it) that is being contested diligently and in good faith by it, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the relief sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

          (g) any one or more judgments or orders for the payment of money that, either individually or in the aggregate, exceed $100,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or (ii) there shall be any period of 10 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect and shall not have been vacated or discharged; or

          (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or

          (j) any Collateral Document after delivery thereof pursuant to Section
     3.01 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien and security interest on any Collateral purported to be covered thereby having an aggregate book value in excess of $50,000 (subject to the Liens permitted under this Agreement); or

          (k) Steven Bock and Steve O'Hara shall at any time for any reason cease to be active in the management of the Borrower and shall not have been replaced by another person or persons reasonably acceptable to the Required Lenders; or

          (l) Following consummation of the Signal Securities Purchase Agreement (as defined in the Plan of Reorganization) on the date hereof, the Equity Investors shall at any time cease to own, directly or indirectly, (i) capital stock representing an aggregate of 70% or more of each class of capital stock of the Borrower and (ii) Subordinated Notes representing an aggregate of 70% or more of the aggregate principal amount of all Subordinated Notes of SC Corporation; or (iii) any Person or two or more Persons acting in concert other than the Equity Investors shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition, prior to the repayment in full of all Obligations and the termination of all Commitments hereunder, of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; or

          (m) any ERISA Event shall have occurred with respect to a Plan of any Loan Party or any of its ERISA Affiliates and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans of the Loan Parties and their ERISA Affiliates with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and their ERISA Affiliates related to such ERISA Event) exceeds $100,000; or

          (n) any Loan Party or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and their ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $100,000 or requires payments exceeding $50,000 per annum; or

          (o) any Loan Party or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $100,000;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Appropriate Lender to make Advances (other than Letter of Credit Advances ) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable;

provided, however, that in the event of an actual or deemed entry of an order
- --------  -------
for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances (other than Letter of Credit Advances and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

          SECTION 6.02.  Actions in Respect of the Letters of Credit upon
                         ------------------------------------------------
Default.  If any Event of Default shall have occurred and be continuing, the
- -------
Agent may, irrespective of whether it is taking any of the actions described in
Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Agent on behalf of the Lenders and the Issuing Bank in same day funds at the Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Agent determines to be free and clear of any such right and claim.

                                 ARTICLE VII

                                   THE AGENT

          SECTION 7.01.  Authorization and Action.  Each Lender and the Issuing
                         ------------------------
Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders, the Issuing Banks and all holders of Notes; provided, however, that the Agent shall not be
                                --------  -------
required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender and the Issuing Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 7.02.  Agent's Reliance, Etc.  Neither the Agent nor any of
                         ---------------------
its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or the Issuing Bank and shall not be responsible to any Lender or the Issuing Bank for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender or the Issuing Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (g) shall incur no liability as a result of any determination whether the transactions contemplated by the Loan Documents constitute a "highly leveraged transaction" within the meaning of the interpretations issued by the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System.

          SECTION 7.03.  BNP and Affiliates.  With respect to its Commitments,
                         ------------------
the Advances made by it and the Notes issued to it, BNP shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include BNP in its individual capacity. BNP and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if BNP were not the Agent and without any duty to account therefor to the Lenders or the Issuing Bank.

          SECTION 7.04.  Lender Credit Decision.  Each Lender acknowledges that
                         ----------------------
it has, independently and without reliance upon the Agent or any other Lender or the Issuing Bank and based on the financial statements referred to in Section
4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or the Issuing Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05.  Indemnification.  (a)  Each Lender severally agrees to
                         ---------------
indemnify the Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents; provided, however, that no Lender
                                               --------  -------
shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders, (b) their respective Pro Rata Shares of the aggregate

Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused portions of their respective Term Commitments and Letter of Credit Commitments at such time plus (d) their respective Unused Working Capital
                                ----
Commitments at such time. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 7.05(a) to the extent of the amount of such Defaulted Advance. The failure of any Lender to reimburse the Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.05(a) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

          (b) Each Lender severally agrees to indemnify Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender shall be liable
                               --------  -------
for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05(b), the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused portions of their respective Term Commitments and Letter of Credit Commitments at such time plus
                                                                          ----
(d) their respective Unused Working Capital Commitments at such time. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 7.05(b) to the extent of the amount of such Defaulted Advance. The failure of any Lender to reimburse the Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Issuing Bank as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Issuing Bank for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Issuing Bank for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this
Section 7.05(b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

          SECTION 7.06.  Successor Agents.  The Agent may resign as to any or
                         ----------------
all of the Facilities at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent as to such of the Facilities as to which the Agent has resigned. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. After any retiring Agent's resignation hereunder as Agent as to all of the Facilities, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent as to any Facilities under this Agreement.

                                 ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 8.01.  Amendments, Etc.  No amendment or waiver of any
                         ---------------
provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent
                 --------  -------
shall, unless in writing and signed by all the Lenders (other than any Lender that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the initial Borrowing or initial issuance, 3.02, (ii) change the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of any Guarantor under Section 1 of its the Guaranty or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Agent, the Lenders and the Issuing Bank, (iv) release all or substantially all of the Collateral; (v) amend this Section 8.01 and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Facility affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or (iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in
        -------- -------
writing and signed by the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank under this Agreement; and provided further that no amendment,
                                           -------- -------
waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement.

          SECTION 8.02.  Notices, Etc.  All notices and other communications
                         ------------
provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at 21 Bristol Drive, South Easton, MA 02375,
Attention: Steven Bock and Steve O'Hara; if to any Bank or the Issuing Bank that is listed on the signature pages hereto, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender or any other Issuing Bank, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender or Issuing Bank; and if to the Agent, at its address at 499 Park Avenue, New York, New York 10022,
Attention:  Mr.

Alan Mustacchi, Assistant Vice President; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent.

          SECTION 8.03.  No Waiver; Remedies.  No failure on the part of any
                         -------------------
Lender, the Issuing Bank or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04.  Costs and Expenses.  (a)  The Borrower agrees to pay on
                         ------------------
demand (i) all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto, with respect to advising the Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Agent, the Lenders and the Issuing Bank in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for the Agent, each Lender and the Issuing Bank with respect thereto).

          (b) The Borrower agrees to indemnify and hold harmless the Agent, each Lender, the Issuing Bank and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from
                                                     -----------------
and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Reorganization or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Agent, any Lender, the Issuing Bank or any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Loan Document or the actual or proposed use of the proceeds of the Advances.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or conversion pursuant to Section 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

          (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Agent or any Lender, in its sole discretion.

          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

          SECTION 8.05.  Right of Setoff.  Upon (a) the occurrence and during
                         ---------------
the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender, the Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or the Issuing Bank or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes held by such Lender, irrespective of whether such Lender or the Issuing Bank shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender and the Issuing Bank agrees promptly to notify the Borrower after any such setoff and application;

provided, however, that the failure to give such notice shall not affect the
- --------  -------
validity of such setoff and application. The rights of each Lender and the Issuing Bank and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Lender or the Issuing Bank and its respective Affiliates may have.

          SECTION 8.06.  Binding Effect.  This Agreement shall become effective
                         --------------
when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Bank and the initial Issuing Bank that such Bank and the Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, each Lender and Issuing Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lenders and the Issuing Bank. The provisions of Section 8.04 of this Agreement shall supersede the indemnities and the costs and expenses provisions set forth in the Commitment Letter, and the Agent hereby acknowledges that upon the effectiveness of this Agreement the indemnities and the costs and expenses provisions set forth in the Commitment Letter shall cease to be in effect.

          SECTION 8.07.  Assignments and Participations.  (a)  Each Lender may
                         ------------------------------
assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be
                      --------  -------
of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $2,500,000, (iii) each such assignment shall be to an Eligible Assignee, and
(iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,000.

          (b) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that the parties to each such
                        --------  -------
assignment shall execute and deliver to the

Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $2,000.

          (c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender and/or Issuing Bank hereunder and (y) the Lender and/or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's and/or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

          (d) By executing and delivering an Assignment and Acceptance, the Lender and/or Issuing Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such assigning Lender and/or Issuing Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender and/or Issuing Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by the Borrower of any of its obligations under this Agreement or by any other Loan Party under any Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender and/or Issuing Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement or any other Loan Document as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender and/or Issuing Bank.

          (e) The Agent shall maintain at its address referred to in Section
8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Issuing Bank and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender and/or Issuing Bank from time to time (the "Register"). The entries in the Register shall be
                        --------
conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender and/or the Issuing Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any Lender or the Issuing Bank at any reasonable time and from time to time upon reasonable prior notice.

          (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and/or Issuing Bank and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit C hereto.

          (g) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under
                   --------  -------
this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, and (iv) the Borrower, the Agent, the other Lenders and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

          (h) Any Lender and/or Issuing Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender or Issuing Bank by or on behalf of the Borrower; provided, however, that, prior to any such disclosure,
                        --------  -------
the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender or Issuing Bank.

          (i) Notwithstanding any other provision set forth in this Agreement, any Lender or Issuing Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          (j) The Borrower and each Lender agree that, at the request of the Agent, the Borrower or such Lender will reexecute this Agreement to reflect the assignments that have been effected in accordance with Section 8.07.

          SECTION 8.08.  Execution in Counterparts.  This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 8.09.  No Liability of the Issuing Bank.  The Borrower assumes
                         --------------------------------
all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the
                                                              ------
Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower prove were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing,the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          SECTION 8.10.  Confidentiality.  Neither the Agent, any Lender nor the
                         ---------------
Issuing Bank shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Agent's, such Lender's or the Issuing Bank's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

          SECTION 8.11.  Jurisdiction, Etc.  (a)  Each of the parties hereto
                         -----------------
hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 8.12.  Governing Law.  This Agreement and the Notes shall be
                         -------------
governed by, and construed in accordance with, the laws of the State of New
York.

          SECTION 8.13.  Waiver of Jury Trial.  Each of the Borrower, the Agent,
                         --------------------
the Lenders and the Issuing Bank irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the Agent, any Lender or the Issuing Bank in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              WIGS BY PAULA, INC.

                              By      /s/
                                 --------------------------------------
                                 Title:


                              BANQUE NATIONALE DE
                                PARIS, NEW YORK BRANCH,
                                as Agent


                                By       /s/
                                  -------------------------------------
                                 Title:

                                By        /s/
                                  -------------------------------------
                                 Title:


                              BANKS


                              BANQUE NATIONALE DE
                                PARIS, NEW YORK BRANCH
                                as Issuing Bank and as Bank


                              By       /s/
                                --------------------------------------
                                Title:

                              By        /s/
                                ---------------------------------------
                                Title:

                                  SCHEDULE I

                  COMMITMENTS AND APPLICABLE LENDING OFFICES


                                           WORKING             LETTER OF             DOMESTIC             EURODOLLAR
                         TERM              CAPITAL              CREDIT               LENDING               LENDING
NAME OF BANK           COMMITMENT         COMMITMENT          COMMITMENT              OFFICE               OFFICE
- ----------------   ----------------  ------------------   -----------------     ----------------      ---------------
Banque Nationale      $14,000,000        $2,000,000          $2,000,000           Credit Matters       Credit Matters
 de Paris,                                                                      -----------------     ---------------
 New York Branch                                                                499 Park Avenue       499 Park Avenue
                                                                                New York, NY 10022    New York, NY 10022
                                                                                Tel: (212) 418-8231   Tel: (212) 418-8231
                                                                                Fax: (212) 418-8269   Fax: (212) 418-8269
                                                                                Attn: Alan Mustacchi  Attn: Alan Mustacchi

                                                                                Operations            Operations
                                                                                ------------------    ------------------
                                                                                499 Park Avenue       499 Park Avenue
                                                                                New York, NY 10022    New York, NY 10022
                                                                                Tel: (212) 415-9807   Tel: (212) 415-9807
                                                                                Fax: (212) 418-9805   Fax: (212) 418-9805
                                                                                Attn: Julia Posada    Attn: Julia Posada

                                                                                Payments              Payments
                                                                                ------------------    -------------------
                                                                                499 Park Avenue       499 Park Avenue
                                                                                New York, NY 10022    New York, NY 10022
                                                                                ABA No.: 026007689    ABA No.: 026007689
                                                                                Account No.:          Account No.:
                                                                                75042070103           75042070103

                                  SCHEDULE II

                           GOOD STANDING DISCLOSURE

SC Corp./Wigs by Paula, Inc. and Western Schools may not be in good standing with their respective states due to pre-petition obligations which will be settled as part of plan process.

                                                           CAPITAL STOCK
                                                                                                            Percentage of
                                                                          Stock                              Issued and
                                         Class of          Par         Certificate        Number of          Outstanding
   Owner              Issuer              Stock           Value           No(s).            Shares         Shares of Issuer
   -----              ------             -------          -----        -----------         --------        ----------------
1. SC            Western Schools          Common           $.01             2                100                100%
   Corporation    Holdings, Inc.

2. Western       Western Schools          Common          No par            7                300                100%
   Schools                                                Value
   Holdings,
   Inc.

3. SC            Western Schools          Common          No par            8                 300               100%
   Corporation                                            Value

4. SC            Wigs By Paula, Inc.      Common          No par            2                 100               100%
   Corporation                                            Value

5. Wigs by       Eva Gabor                Common           $.01            17               5,461               100%
   Paula, Inc.   International, Inc.

6. SC            SC Corporation           Common           $.01          C-16             868,365               100%
   Corporation

7. SC            SC Corporation           Preferred        $100          P-9               22,491               100%
   Corporation


                                 SCHEDULE III

                                 SUBSIDIARIES

SC Corporation-Parent Company

Subsidiaries of SC Corp.

Wigs by Paula, Inc.
Western Schools, Inc.
After the Stork, Inc.
Brotman Acquisition Corp.

Royal Advertising & Marketing is a subsidiary of Wigs by Paula, Inc.

                                  SCHEDULE IV

                   PLANS, MULTIEMPLOYER PLANS, WELFARE PLANS

WIGS BY PAULA, INC./SC CORP.

1.  SC Corporation & Affiliates Retirement Savings Plan (401k).

2. Wigs by Paula, Inc. and SC Corp. section 125 plans. These plans are an insurance premium conversions plan for medical and dental insurance premiums.

3. Employee medical insurance plans with Pilgrim Health HMO and Pilgrim Health Advantage.

4.  Employee dental insurance plan with Delta Dental of Massachusetts.

5.  Employee life insurance plan with UNUM insurance.

6. Employee short term and long term disability insurance plans with UNUM insurance.

7.  Executive disability insurance with UNUM insurance.

8.  Executive life insurance with Transamerica Occidental.

9. Employee bonus plan. As an amendment to this plan, SC Corporation will be creating a key manager non-qualified plan for the purposes of retaining key personnel sometime in the last quarter of 1994. Key employees at both the Wigs by Paula, Inc. and Western Schools locations will be included in this plan.

WESTERN SCHOOLS

1. Various health, dental, life, and short and long term disability insurance policies are provided, as follows:

    a.  The Principal Financial Group, Group Policy No. N70259
    b.  The Principal Financial Group, Dental Plan
    c.  The Principal Financial Group, Prescription Plan

2.  In additional various additional benefits are available to Management.

    a.  Unum Disability Insurance
    b.  Unum Life Insurance

3.  Additional benefits to top executives:

    a. Company paid individual disability policy in addition to group health plan.

4. All employees are eligible after twelve months of continuous employment to participate in the company 401k plan at the next sign up opportunity.

5. Employee bonus plan. As an amendment to this plan, SC Corporation will be creating a key management non-qualified plan for the purposes of retaining key personnel sometime in the last quarter of 1994. Key employees at both the Wigs by Paula, Inc. and Western Schools locations will be included in this plan.

                                  SCHEDULE V

                                  OPEN YEARS

                                     NONE.

                                  SCHEDULE VI

                             REAL PROPERTY LEASES

WIGS BY PAULA, INC.

Wigs by Paula has two real property leases in effect. They are:

1.  The entire building (40,000 sq. ft.) and surrounding premises at:

    21 Bristol Drive
    South Easton
    Bristol County
    Massachusetts

    This lessor is Sanpy Realty. The annual lease expense is $480,000. The lease expires 120 days subsequent to notice either by the lessee or the lessor. Both parties have agreed not to give such notice until at least 60 days following the Execution Date of our Reorganization.

2.  A portion of the building (7,500 sq. ft.) at:

    61 Norfolk Avenue
    South Easton
    Bristol County
    Massachusetts

    The lessor is Kroy Limited Partnership. The annual lease expense is $31,875. This is a one year lease with an early cancellation clause requiring 60 day notice by either the lessee or the lessor.

WESTERN SCHOOLS

    Office Lease:    7840 El Cajon Boulevard
                     Suite 500
                     La Mesa, CA 91941

    Lessor:          Robert G. Westby Trust

    Term:            60 months (11/1/91-10/31/96)

    Monthly Rent:    $5,062 11/94-10/95; 4% increase on the anniversary date
                     each year of the lease.

    Premises:        Entire first and fifth floors.

                                 SCHEDULE VII

                              MATERIAL CONTRACTS

                                     NONE.

                                 SCHEDULE VIII

                                  INVESTMENTS

1. Wigs by Paula, In. owns 5,461 shares of stock in Eva Gabor International. The stock would represent less than 5% of all Eva Gabor International stock and is believed to have minimal value.

2. SC Corp./Wigs by Paula maintains a cash management program with Fleet Bank which allows all available funds to be invested rather than sit idle.

3. Wigs and Western also have an account in Signal Capital's name at the Bank of Boston as a second reserve account which earns nominal interest and will be returned at closing.

                                  SCHEDULE IX

                             INTELLECTUAL PROPERTY

                                  TRADEMARKS

WIGS BY PAULA, INC.

Wigs by Paula, Inc. currently owns trademarks for:

     U.S. Trademarks                    Number
     ---------------                    ------
     1. Paul Young                      1341870
     2. Celebrity Secrets               1,853,184

     Canadian Trademarks                Number
     -------------------                ------
     1.  Wigs by Paula/Paula Young      392042

Hallstone Products, Ltd. is a recorded user on the Canadian trademark.

Additionally, we are in the process of obtaining trademarks for:

     1.  Especially Yours
     2.  A Touch of Class
     3.  Christine Jordan

Especially Yours and A Touch of Class are in the trademark search process and we expect to own those in the near future.

The Christine Jordan (CJ) trademark process will take longer to acquire, as it is a regular name.

Wigs by Paula regularly registers copyrights for its' periodic catalog advertising with the Copyright Office.

WESTERN SCHOOLS

TRADEMARK                                    NUMBER
- ---------                                    ------

1.  Western School (TM)                      1699003

2.  Western School (SM)                      1643051

3.  "W" and Design (TM)                      1678470

4.  "W" and Design (SM)                      1652660

5.  California - Western Schools (TM)        037549

6.  California - Western School (SM)         036679

7.  California - "W" and Design (TM)         093041

8.  California - "W" and Design (SM)         037550

9.  Instant CPE Service (SM)

10. Nurses' Bookshelf (TM)

11. Coursefinder (TM)

12. Renewal Express (SM)

 .   Western Schools regularly registers copyrights for its periodic advertising catalogs with the Copyright Office.

 .   Western Schools regularly registers copyrights for its publications in the fields of nursing, real estate, and CPA's with the Copyright Office. Western Schools currently has 80 titles copyrighted.

 .   Western Schools is currently licensee under agreements to reprint four books copyrighted by their authors, for which royalties are paid.

 .   Western Schools is licensor under an agreement which allows Real Estate
    License Services of San Diego, CA reprint certain Western Schools real estate books, for which a royalty is paid.

 .   Western Schools is licensor under an agreement which allows University of
    Missouri, Columbia MO to reprint certain Western Schools nursing books, for which a royalty is paid.

                                  SCHEDULE XI

                              TAX RETURN FILINGS

All tax returns (Federal, state, local and foreign) have been filed in a timely and accurate manner up to and including 1993.

All of the items listed below are pre-petition and are expected to be settled in the reorganization process.

There are no post-petition liabilities due and unpaid.

The detailed listing, by company, of outstanding pre-petition liabilities owned as of the last filing date (12/31/93) is shown below:

SC Corporation:

     1992 State of Connecticut Corporation Tax (estimated)     $1,659.00
     1992 State of Delaware Franchise Tax (estimated)          $5,200.00
                                                               ---------
                                                Total          $6,859.00

Wigs by Paula, Inc.
     1992 State of Massachusetts Excise Tax (estimated)        $39,000.00
     1990-1992 Massachusetts Sales Tax Audit (estimated)       $11,310.00
                                                               ----------
                                                Total          $50,310.00

     Note: There is a $20,000 dispute on the $50,310 above with Massachusetts, who has filed a claim for $70,000. This is being resolved via an objection to claim process.

Western Schools, Inc.

     1987-1988 State of California Franchise Tax               $1,130.00
                                                               ---------
                                                Total          $1,130.00
                                                               ---------
                                        Total all companies   $58,299.00
                                                              ==========

                                  EXHIBIT A-1

                                   TERM NOTE


$_______________                                      Dated:_________ __, 199_


         FOR VALUE RECEIVED, the undersigned, WIGS BY PAULA, INC., a Massachusetts corporation ("the "Borrower"), HEREBY PROMISES TO PAY to the order
                                 --------
of _________________________ (the "Lender") for the account of its Applicable
                                   ------
Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of November 23, 1994 (the "Credit Agreement"; terms defined therein are used herein as therein defined)
 ----------------
among the Borrower, the Lender and certain other lenders parties thereto, and Banque Nationale de Paris, New York Branch, as Agent for the Lender and such other lenders.

         The Borrower promises to pay interest on the unpaid principal amount of the Term Advance from the date of such Term Advance until such principal amount is paid in full, at such interest rate, and payable at such times, as are specified in the Credit Agreement. The Borrower promises to repay installments of the principal amount of this Note in the amounts and at the times specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Banque Nationale de Paris, New York Branch, as Agent, at 499 Park Avenue, New York, New York, in same day funds.

         This Term Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a single term advance by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term Advance being evidenced by this Term Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Term Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.


                               WIGS BY PAULA, INC.


                               By__________________________________
                                 Title:

                                  EXHIBIT A-2

                              WORKING CAPITAL NOTE


$___________________                                 Dated: _________ __, 199_


         FOR VALUE RECEIVED, the undersigned, WIGS BY PAULA, INC., a Massachusetts corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order
                                --------
of _________________________ (the "Lender") for the account of its Applicable
                                   ------
Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Working Capital Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of November 23, 1994 (the "Credit Agreement"; terms defined therein are used herein
                        ----------------
as therein defined) among the Borrower, the Lender and certain other lenders parties thereto, and Banque Nationale de Paris, New York Branch, as Agent for the Lender and such other lenders.

         The Borrower promises to pay interest on the unpaid principal amount of each Working Capital Advance from the date of such Working Capital Advance until such principal amount is paid in full, at such interest rate, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Banque Nationale de Paris, New York Branch, as Agent, as Agent, at 499 Park Avenue, New York, New York, in same day funds. Each Working Capital Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

         This Working Capital Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of working capital advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Working Capital Advance being evidenced by this Working Capital Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Working

Capital Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.


                               WIGS BY PAULA, INC.


                               By__________________________________
                                 Title:

                            WORKING CAPITAL ADVANCES
                            AND PAYMENT OF PRINCIPAL



                      Amounts of     Unpaid
         Amounts    Principal Paid  Principal  Notation
 Date   of Advance    or Prepaid     Balance   Made By
=======================================================
















=======================================================

                                   EXHIBIT B

                              NOTICE OF BORROWING



Banque Nationale de Paris,
New York Branch, as Agent
under the Credit Agreement
 referred to below
499 Park Avenue
New York, New York 10022                           [Date]


         Attention:  Julia Requena


Ladies and Gentlemen:

         The undersigned, WIGS BY PAULA, INC. (the "Borrower"), refers to the
                                                    --------
Credit Agreement dated as of November 23, 1994 (the "Credit Agreement", the
                                                     ----------------
terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, the Issuing Bank and Banque Nationale de Paris, New York Branch, as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:
 ------------------

         (i) The Business Day of the Proposed Borrowing is _________ __, 199_.

         (ii) The Facility under which the Proposed Borrowing is requested is the _______________ Facility.

         (iii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

         (iv) The aggregate amount of the Proposed Borrowing is $__________.

         [(v) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is __________ month[s].]

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

         (A) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

         (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

         (C) the sum of the Loan Values of the Eligible Inventory exceeds the aggregate principal amount of the Working Capital Advances to be outstanding plus Letter of Credit Advances outstanding plus the aggregate of the
    ----                                       ----
    Available Amounts under each Letter of Credit to be outstanding, after giving effect to the Proposed Borrowing.


                              Very truly yours,

                              WIGS BY PAULA, INC.



                              By__________________________
                                 Title:

                                   EXHIBIT C

                           ASSIGNMENT AND ACCEPTANCE



         Reference is made to the Credit Agreement dated as of November 23, 1994 (the "Credit Agreement") among Wigs by Paula, Inc., a Massachusetts corporation
      ----------------
(the "Borrower"), the Lenders (as defined in the Credit Agreement) and Banque
      --------
Nationale de Paris, New York Branch, as agent for the Lenders and the Issuing Bank (the "Agent"). Terms defined in the Credit Agreement are used herein with
           -----
the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement Facility or Facilities specified on Schedule 1. After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other

Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.12.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall
                                                        --------------
be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.


         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                  SCHEDULE 1
                                      to
                           ASSIGNMENT AND ACCEPTANCE

As to each Facility in respect of which an interest is being assigned:

        Percentage interest assigned:                         ________%

        Assignee's Commitment:                                $_______

        Aggregate outstanding principal amount of Advances
          assigned:                                           $_______

        Principal amount of Note payable to Assignee:         $_______

        Principal amount of Note payable to Assignor:         $_______

Effective Date (if other than date of acceptance by Agent):
_______ __, 1999_.


                                       [NAME OF ASSIGNOR], as Assignor

                                       By: _____________________________
                                           Title:

                                        Dated: ________ __, 199_

                                        [NAME OF ASSIGNEE], as Assignee

                                        By: ____________________________
                                            Title:

                                        Domestic Lending Office:


                                        Eurodollar Lending Office:

Accepted this ________________ day
of __________ __, 199_

BANQUE NATIONAL DE PARIS,
        as Agent

By:_______________________________
   Title:

By: ______________________________
    Title:

                                   EXHIBIT D

                           BORROWING BASE CERTIFICATE



To:  Banque Nationale de Paris,
     New York Branch
     499 Park Avenue
     New York, New York  10022
     Attn:  Mr. Alan Mustacchi
     Telecopy:  (212) 418-8269

                           BORROWING BASE CERTIFICATE
                           --------------------------

                            Date: November __, 1994


     (1)  Borrowing Base Availability
          Total from Schedule 1                   _____________

     (2)  Working Capital Advances Outstanding    _____________

     (3)  Aggregate Principal Amount of
          Letter of Credit Advances Outstanding   _____________

     (4)  Total Available Amount of all
          Letters of Credit Outstanding           _____________

     (5)  Total Working Capital Availability
          [(1) less (2) less (3) less (4)]        _____________
               ----     ----     ----


     This report is submitted pursuant to the Credit Agreement dated as of November 23, 1994 among Wigs by Paula, Inc., the lenders (the "Lenders") that
                                                               -------
are, or may from time to time become, party thereto and Banque Nationale de Paris, New York Branch, as agent (the "Agent") for the Lenders thereunder. The
                                       -----
Agent has been granted a security interest in the Inventory pursuant to the Loan Documents. Unless otherwise indicated, capitalized terms used herein have the meanings ascribed to them in the Credit Agreement.

     The undersigned hereby certifies that (i) the amounts and the representations set forth above are true and correct in all material respects,
(ii) the calculations determined herein are determined in accordance with GAAP and (iii) except as noted, none of the Inventory referred to in this report falls within the ineligible or prohibited categories as noted in the Credit Agreement. We further confirm the above mentioned assignment and grant of security interest in the Inventory to the Agent.


                                     WIGS BY PAULA, INC.


Date:________________________        By: ________________________________
                                         Name:
                                         Title:

                                   SCHEDULE 1

                           Inventory Net Availability
                           --------------------------


               (a)  Gross Inventory                       =================

Less:  Ineligible Inventory

               (b)  Inventory consisting of
                    "perishable agricultural
                    commodities" or on which
                    a Lien has arisen or may
                    arise in favor of agricultural
                    producers                             _________________

               (c)  Inventory located on
                    leaseholds as to which the
                    lessor has not entered into
                    a consent and agreement
                    providing for the rights
                    of the Agent                          _________________

               (d)  Inventory in respect of which
                    the Security Agreement does
                    not create a valid and perfected
                    first priority Lien in favor of the
                    Agent, the Issuing Bank, the
                    Lenders and the Hedge Banks
                    securing the Secured Obligations      _________________

               (e)  Inventory with respect
                    to which the
                    representations and
                    warranties set forth
                    in the Security Agreement
                    are not true and correct              _________________

               (f)  Inventory consisting of
                    promotional and marketing
                    materials and shipping and
                    other supplies                        _________________

               (g)  Inventory that fails to
                    meet any standards imposed
                    by any governmental agency
                    or regulatory authority that
                    is not saleable in the ordinary
                    course of business                    _________________

               (h)  Inventory subject to a
                    licensing, patent, royalty, trademark
                    or other such agreement with any
                    third party as to which a dispute
                    exists                                _________________

               (i)  Inventory not in the possession
                    or sole control of the
                    Borrower or any Subsidiary            ________________

               (j)  Inventory located
                    outside the United States             ________________

               (k)  Inventory consisting of work
                    in progress                           ________________

               (l)  Inventory that is obsolete,
                    unusable or otherwise unavailable
                    for sale in the ordinary course of
                    business of the Borrower              ________________

               (m)  Total ineligible Inventory
                    [sum of (b) through (l)]              ________________

               (n)  Eligible Inventory
                    [(a) less (m)]                        ----------------
                         ----

Net Availability at 50% of Adjusted
                    --
Eligible Inventory  [(n) multiplied by 50%]               ================

                                                                       EXHIBIT I


  [INSERT LETTERHEAD FOR -- KRAMER, LEVIN, NAFTALIS, NESSEN, KAMIN & FRANKEL]


                               NOVEMBER 23, 1994

To the Lenders party to the Credit
Agreement referred to below and to
Banque Nationale de Paris, New York
Branch, as Agent for such Lenders


                              WIGS BY PAULA, INC.
                              -------------------

Gentlemen/women:

        This opinion is furnished to you pursuant to Section 3.01(1)(xx) of the Credit Agreement dated as of November 23, 1994 (the "Credit Agreement") among
                                                     ----------------
Wigs by Paula, Inc., (the "Borrower") and each of you. Terms used and not defined herein are used herein as defined in the Credit Agreement.

        We have acted as counsel to the Borrower in connection with the preparation, execution and delivery of, and the initial Borrowing made under, the Credit Agreement and the Security Agreement, and the Wigs Note. We have also acted as counsel for Western Schools, Inc., a California corporation ("Western"), in connection with the preparation, execution and delivery of the
  -------
Guaranty and the Security Agreement. Finally, we have acted as counsel for SC Corporation, a Delaware corporation ("SC"), in connection with the preparation, execution and delivery of the Pledge Agreement and the Guaranty.

        In that connection, we have examined counterparts of each of the Loan Documents, executed by each of the parties thereto, and the other documents furnished by the Borrower pursuant to Article III of the Credit Agreement, including:

        (a) counterparts of each of the Loan Documents and the Related Documents, executed by each of the parties thereto; and

        (b) the certificate of incorporation and bylaws of each Loan Party, in each case as amended through the date hereof.

        We have also examined the originals, or copies certified to our satisfaction, of the documents listed in a certificate of the chief executive officer of each of the Borrower, Western and SC (each a "Loan Party"), dated the date hereof (the "Certificates"), certifying that the documents previously
                  ------------
furnished to us are all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and all of the orders, writs, judgments, injunctions, decrees, determinations and awards, that affect or purport to affect the obligations of such Loan Party or any of its Subsidiaries under any Loan Document or any Related Document or the right of such Loan Party or any of its Subsidiaries to borrow money, to guarantee the obligations of other Persons, to create Liens on its property or to consummate transactions contemplated by the Loan Documents and the Related Documents.

        In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Loan Parties, certificates of public officials and of officers of the Loan Parties and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Loan Parties or of their respective officers or of public officials.

        In our examination of the documents referred to above, we have assumed
(i) the due execution and delivery, pursuant to due authorization, of each of the documents referred to above by all parties thereto other than the Loan Parties, (ii) the authenticity of all such documents submitted to us as originals and (iii) the conformity to originals of all such documents submitted to us as copies.

        We understand that you have considered the applicability to the transactions contemplated by the Loan Documents of fraudulent conveyance or transfer laws, as to which we express no opinion, and have satisfied yourself with respect thereto.

        We are qualified to practice law in the State of New York and we do not purport to be experts on any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware, and the Federal laws of the United States.

        Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

        1. Each Loan Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (except to the extent described in the good standing certificates delivered to Agent), (b) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed (except to the extent described in the good standing certificates delivered to Agent and except for failures to be so qualified that do not materially and adversely affect the Loan Parties considered as a whole) and (c) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

        2. The execution, delivery and performance by each Loan Party of the Credit Agreement, the Notes, and each of other Loan Document and each Related Document to which it is a part are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene such Loan Party's charter or bylaws, (b) violate any law (including, without limitation, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or any order, writ, judgment, injunction, decree, determination or award listed in the Certificates, (c) conflict with or result in the breach of, or constitute a default under, any agreement or instrument referred to in the Certificates or (d) except for the Liens created by the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

        3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any third party that is party to any of the agreements and instruments listed in the Certificates, is required for (a) the due execution, delivery, recordation, filing or performance by any Loan Party of the Credit Agreement, the Notes, any other Loan Document or any Related Document to which it is party, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or, maintenance of the Liens created by the Collateral Documents, or (d) the exercise by the Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) those described in
   Section 4.01(d) of the Credit Agreement, and (ii) in the case of the Security Collateral, as may be required in connection with any disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.


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

        4. Each of the Credit Agreement, each of the Notes, each other Loan Document and each Related Document has been duly executed and delivered by each Loan Party thereto. Each of the Credit Agreement, each of the Notes, each other Loan Document and each Related Document is the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms.

         5. To the best of our knowledge, there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (a) could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries (other than the Disclosed Litigation) or (b) purports to affect the legality, validity or enforceability of the Merger, the Credit Agreement, any Note, any other Loan Document or any Related Document or the consummation of the transactions contemplated by the Credit Agreement.

        6. All taxes and governmental fees and charges, the payment of which is required in connection with the execution, delivery and recording of the Loan Documents in the State of New York, have been paid.

        7. The provisions of the Loan Documents (without regard for any provisions thereof limiting the payment of interest or any other sums thereunder to the highest rate permitted by applicable law) do not violate any applicable law of the State of New York relating to usury.

        8. Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

        The opinions set forth above are subject to the following qualifications:

        (a) Our opinion in clauses (a) and (c) paragraph 1 above with respect to Western and SC is based solely on certifications provided by public officials in California and Massachusetts, respectively, and our examination of the charter documents of such Loan Parties as so certified,

        (b) Our opinion in paragraph 4 above is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Further, pursuant to such equitable principles, Section 1 of the Guaranty and Section 1 of the Security Agreement, which Sections


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

KRAMER, LEVIN, NAFTALIS, NESSEN, KAMIN & FRANKEL

        provide that the Guarantor's liability shall not be affected by changes in or amendments to the Credit Agreement or the Notes, might be enforceable only to the extent that such changes or amendments were not so material as to constitute a new contract among the parties.

                (c) Our opinion in paragraph 4 above is also subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

                (d) Our opinion in paragraph 4 above is also subject to the effect of applicable law that may limit the enforceability or render ineffective certain of the provisions of the Security Agreement, although the inclusion of such provisions does not affect the validity of the Security Agreement as a whole, and there exist legally adequate remedies for a realization of the principal benefits afforded thereby.

                (e) We express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement may be sought that limits the rates of interest legally chargeable or collectible.

                We are aware that Shearman & Sterling will rely upon the opinions set forth in paragraphs 1, 2 and 3 of this opinion in rendering their opinion furnished pursuant to Section 3.01 of the Credit Agreement.

                                                Very truly yours,






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